UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Neurocrine Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEUROCRINE BIOSCIENCES, INC.

12780 El Camino Real

San Diego, CA 92130

Notice of Annual Meeting of Stockholders

To Be Held on May 24, 2018

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”), will be held on May 24, 2018, at 10:30 a.m., local time, at the Company’s corporate headquarters located at 12780 El Camino Real, San Diego, California 92130, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

1.	The election of the two nominees for Class I Director named herein to the Board of Directors to serve for a term of three years;

2.	An advisory vote on the compensation paid to the Company’s named executive officers;

3.	To approve an amendment to the Company’s 2011 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 17,000,000 to 19,000,000;

4.	To approve the Company’s 2018 Employee Stock Purchase Plan;

5.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

6.	To transact such other business as may properly come before the Annual Meeting of Stockholders or any continuation, adjournment or postponement thereof.

Only stockholders of record at the close of business on March 29, 2018 are entitled to receive notice of and to vote at the Annual Meeting of Stockholders.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders in person. Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail. Stockholders attending the Annual Meeting may vote in person even if they have returned a proxy.

By Order of the Board of Directors,

Darin Lippoldt
Chief Legal Officer and Corporate Secretary

San Diego, California

April 3, 2018

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’

Meeting to be Held on May 24, 2018 at 10:30 a.m. Local Time at

12780 El Camino Real, San Diego, California 92130.

The proxy statement and annual report to stockholders are available at

www.proxyvote.com. Please have the control number on your Notice available.

NEUROCRINE BIOSCIENCES, INC.

12780 El Camino Real

San Diego, California 92130

PROXY STATEMENT

This Proxy is solicited on behalf of Neurocrine Biosciences, Inc., a Delaware corporation (the “Company” or “Neurocrine”), for use at its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 24, 2018 beginning at 10:30 a.m., local time, or at any continuations, postponements or adjournments thereof for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters, located at 12780 El Camino Real, San Diego, California 92130. The Company’s phone number is (858) 617-7600.

ABOUT THE ANNUAL MEETING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to the Company’s proxy materials over the internet. Accordingly, the Company has sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 3, 2018 to all shareholders of record entitled to vote at the annual meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this proxy statement, including the election of the two nominees for Class I Director named herein, an advisory vote on the compensation paid to the Company’s named executive officers, approval of an amendment increasing the number of shares of common stock reserved for issuance under the Company’s 2011 Equity Incentive Plan from 17,000,000 to 19,000,000, approval of the Company’s 2018 Employee Stock Purchase Plan and ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. In addition, following the Annual Meeting, management will report on the performance of the Company and respond to questions from stockholders.

Who can attend the Annual Meeting?

All stockholders of record at the close of business on March 29, 2018 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the Annual Meeting. At the close of business on the Record Date, 89,882,062 shares of the Company’s common stock, $0.001 par value per share, were issued and outstanding. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any continuations, postponements or adjournments of the Annual Meeting.

Each outstanding share of the Company’s common stock will be entitled to one vote on each proposal considered at the Annual Meeting.

What constitutes a quorum? What are broker non-votes? What are advisory votes?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, permitting the Company to conduct its business at the Annual Meeting. As of the Record Date, 89,882,062 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 44,941,032 shares will be required to establish a quorum. The presence of a quorum will be determined by the Inspector of Elections (the “Inspector”).

Proxies received but marked as abstentions, as well as “broker non-votes,” will be included in the calculation of the number of shares considered to be present at the Annual Meeting. Broker non-votes occur when a holder of shares in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the “NYSE”), “non-routine” matters are matters that may substantively affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors, even if not contested. In addition, as required by Section 957 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, advisory votes on executive compensation are non-routine matters for which brokers do not have discretionary authority to vote shares held by account holders. Only ratification of our independent registered public accounting firm under Proposal Five is considered a routine matter.

The vote on Proposal Two is advisory. The approval or the disapproval of Proposal Two will not be binding on the Company or the Board of Directors and will not create or imply any change to the fiduciary duties of the Board of Directors. However, the Company and the Board of Directors will consider the results of the advisory vote on Proposal Two in making future decisions about compensation of the Company’s named executive officers.

How do I vote my shares in person at the Annual Meeting?

You may vote your shares held in your name as the stockholder of record in person at the Annual Meeting. You may vote your shares held beneficially in street name in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction form provided to you by your broker, bank, trustee, or nominee. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Time, on May 23, 2018.

Who will bear the cost of soliciting votes for the Annual Meeting?

To the extent such costs are incurred, the cost of solicitation of proxies will be borne by the Company. The Company will reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. To assist in soliciting proxies (votes), the Company may retain a professional proxy solicitation firm, at an approximate cost of $10,000. Proxies also may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally, by telephone or by other appropriate means.

Can I change my vote after I return my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. Your proxy will also be revoked if you attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your common stock is registered in more than one name or are registered in different accounts. Please complete a proxy for each separate Notice that you receive to ensure that all of your shares are voted.

What are the Board of Directors’ recommendations?

Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board of Directors recommends a vote:

•	for election of the two nominees for Class I Director named herein (see Proposal One);

•	for an advisory vote on the compensation paid to the Company’s named executive officers (see Proposal Two);

•	for approval of the amendment to the Company’s 2011 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 17,000,000 to 19,000,000 (see Proposal Three);

•	for approval of the Company’s 2018 Employee Stock Purchase Plan (see Proposal Four); and

•	for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (see Proposal Five).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining the number of shares represented in person or by proxy at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote for each item. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to each of the matters to be acted upon, other than Proposal Five. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on and will not be counted for any other matter to be acted upon, other than Proposal Five. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who counts the votes?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

STOCK OWNERSHIP

Who are the principal stockholders, and how much stock does management own?

The following table sets forth the beneficial ownership of the Company’s common stock as of February 28, 2018 by (i) each of the executive officers named in the table under the heading “Summary Compensation Table,” (ii) each current director, (iii) all current directors and executive officers as a group and (iv) all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock. The table is based upon information supplied by our executive officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the “SEC”). A total of 89,708,872 shares of the Company’s common stock were issued and outstanding as of February 28, 2018.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Owned (2)	Number of Shares of Common Stock Acquirable Within 60 Days (3)	Total Number of Shares of Common Stock Beneficially Owned (4)	Percent Ownership
FMR LLC (5)	13,273,956	—	13,273,956	14.8%
245 Summer Street, Boston, MA 02210
The Vanguard Group (6)	7,125,393	—	7,125,393	7.9%
100 Vanguard Blvd., Malvern, PA 19355
T. Rowe Price Associates, Inc. (7)	6,231,030	—	6,231,030	6.9%
100 East Pratt Street, Baltimore, MD 21202
Janus Henderson Group plc (8)	5,772,111	—	5,772,111	6.4%
201 Bishopsgate EC2M 3AE, United Kingdom
Perceptive Advisors LLC (9)	5,151,589	—	5,151,589	5.7%
51 Astor Place, 10th Floor, New York, NY 10003
BlackRock, Inc. (10)	4,775,746	—	4,775,746	5.3%
55 East 52nd Street, New York, NY 10055
Kevin C. Gorman, Ph.D.	346,533	982,674	1,329,207	1.5%
Matthew C. Abernethy	—	—	—	*
Timothy P. Coughlin.	47,409	38,494	85,903	*
Christopher F. O’Brien, M.D.	55,946	264,191	320,137	*
Haig P. Bozigian, Ph.D.	135,997	405,143	541,140	*
Eric Benevich	4,310	88,665	92,975	*
David-Alexandrè C. Gros, M.D.	—	6,100	6,100	*
William H. Rastetter, Ph.D.	24,750	124,493	149,243	*
Gary A. Lyons	262,066	113,744	375,810	*
Corinne H. Nevinny	34,603	113,744	148,347	*
George J. Morrow	—	62,077	62,077	*
Richard F. Pops	29,512	113,744	143,256	*
Alfred W. Sandrock, Jr., M.D., Ph.D.	—	63,188	63,188	*
Stephen A. Sherwin, M.D.	43,879	113,744	157,623	*
All current executive officers and directors as a group (16 persons)	1,074,714	2,820,144	3,894,858	4.3%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of the Company’s common stock as of February 28, 2018.
(1)	The address of each beneficial owner named is c/o Neurocrine Biosciences, Inc., 12780 El Camino Real, San Diego, CA 92130, unless otherwise indicated.
(2)	Represents shares of common stock owned, excluding shares of common stock subject to stock options that are listed under the heading “Number of Shares of Common Stock Acquirable Within 60 Days,” by the named parties as of February 28, 2018.

(3)	Shares of common stock subject to stock options currently exercisable or exercisable within 60 days of February 28, 2018. regardless of exercise price, are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.
(4)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(5)	Based on Amendment No. 8 to Schedule 13G filed by FMR LLC (“FMR”) on February 13, 2018, reporting ownership as of December 31, 2017. According to such filing, FMR beneficially owns 13,273,956 shares of common stock and has sole voting power as to 1,879,529 shares of common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock held by FMR.
(6)	Based on Amendment No. 2 to Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) on February 9, 2018, reporting ownership as of December 31, 2017. According to such filing, Vanguard Group beneficially owns 7,125,393 shares of common stock and sole voting power as to 48,890 shares of common stock.
(7)	Based on Amendment No. 6 to Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) filed on February 14, 2018, reporting ownership as of December 31, 2017. According to such filing, Price Associates beneficially owns 6,231,030 shares of common stock and has sole voting power as to 1,023,752 shares of common stock. These securities are owned by various individual and institutional investors which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(8)	Based on a Schedule 13G filed by Janus Henderson Group plc (“Janus”) on February 12, 2018, reporting ownership as of December 31, 2017. According to such filing, Janus beneficially owns 5,772,111 shares of common stock and sole voting power as to 0 shares of common stock. These securities are owned by various institutional investors for which Janus has a controlling ownership interest. As a result of its role as an investment adviser or sub-adviser to such institutional investors, for the purposes of the reporting requirements of the Exchange Act, Janus is deemed to be a beneficial owner of such securities; however, Janus expressly disclaims that it is, in fact, the beneficial owner of such securities.
(9)	Based on Amendment No. 1 to Schedule 13G filed by Perceptive Advisors LLC (“Perceptive”) on February 14, 2018, reporting ownership as of December 31, 2017. According to such filing, Perceptive beneficially owns 5,151,589 shares of common stock and sole voting power as to 0 shares of common stock.
(10	Based on Amendment No. 5 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on February 8, 2018, reporting ownership as of December 31, 2017. According to such filing, BlackRock beneficially owns 4,775,746 shares of common stock and sole voting power as to 4,473,636 shares of common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the common stock held by BlackRock. No one person’s interest in the common stock held by BlackRock is more than five percent of the Company’s total outstanding common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own 10% or greater of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% or greater stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, the Company believes that its officers, directors and 10% or greater stockholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2017, except that one report, covering one transaction was inadvertently filed late by the Company on behalf of Stephen A. Sherwin, M.D.

BOARD OF DIRECTORS AND COMMITTEES

General

The Company’s bylaws, as amended, provide that the Board of Directors will be comprised of eight directors. The Company’s Certificate of Incorporation provides that the Board of Directors is divided into three classes. There are currently two directors in Class I (William H. Rastetter, Ph.D. and George J. Morrow), three directors in Class II (Corinne H. Nevinny, Richard F. Pops and Stephen A. Sherwin, M.D.), and three directors in Class III (Kevin C. Gorman, Ph.D., Gary A. Lyons and Alfred W. Sandrock, Jr., M.D., Ph.D.). With the exception of Kevin C. Gorman, Ph.D., who is the Chief Executive Officer of the Company, all current members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards.

The directors in Class III hold office until the 2020 Annual Meeting of Stockholders, the directors in Class II hold office until the 2019 Annual Meeting of Stockholders, and the directors in Class I hold office until the 2018 Annual Meeting of Stockholders (or, in each case, until their earlier resignation, removal from office, or death). After each such election, the directors in each such case will then serve in succeeding terms of three years and until a successor is duly elected and qualified. Officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among the Company’s directors and executive officers.

The term of office for directors William J. Rastetter, Ph.D. and George J. Morrow will expire at the 2018 Annual Meeting of Stockholders. At the 2018 Annual Meeting of Stockholders, the stockholders will elect two Class II directors for a term of three years.

Director Biographies

Kevin C. Gorman, Ph.D. has been employed with the Company since 1993. He was appointed President and Chief Executive Officer in January 2008 after having served as Executive Vice President and Chief Operating Officer since September 2006 and prior to that, as Executive Vice President and Chief Business Officer and Senior Vice President of Business Development. He currently serves as Chief Executive Officer and has served on the Board of Directors since January 2008. From 1990 until 1993, Dr. Gorman was a principal of Avalon Medical Partners, L.P. where he was responsible for the early stage founding of the Company and several other biotechnology companies such as Onyx Pharmaceuticals, Inc., Metra Biosystems, Inc., Idun Pharmaceuticals, Inc. and ARIAD Pharmaceuticals, Inc. Dr. Gorman received his Ph.D. in immunology and M.B.A. in Finance from the University of California, Los Angeles and did further post-doctoral training at The Rockefeller University.

William H. Rastetter, Ph.D. has served on the Board of Directors since February 2010 and as Chairman of the Board of Directors since May 2011. Currently, he serves as the Chairman of the Board of Directors for each of Fate Therapeutics, a publicly traded company focused on cellular therapies, and Grail, Inc., a private company developing deep sequencing approaches to disease diagnosis, with an initial focus on the early diagnosis of cancer. Dr. Rastetter also serves on the Board of Directors for each of Regulus Therapeutics, a publicly traded company focused on RNA based therapeutics, and Daré Bioscience, Inc. (previously known as Cerulean Pharma Inc.), a publicly traded company focused on women’s health care. Dr. Rastetter was a partner in the venture capital firm, Venrock, from 2006 through early 2013 and was Executive Chairman of Biogen Idec, Inc. from 2003 to 2005. Earlier, he served as Chairman and Chief Executive Officer of IDEC Pharmaceuticals Corporation until its merger with Biogen in 2003; he joined IDEC Corporation as its Chief Executive Officer at the company’s founding in 1986. From 1984 to 1986, Dr. Rastetter was Director of Corporate Ventures at Genentech, where from 1982 to 1984 he held scientific positions. He held a series of faculty positions including Associate Professor at the Massachusetts Institute of Technology (“MIT”) from 1975 to 1982. Dr. Rastetter has a Bachelor of Science degree in chemistry from MIT, and received Master of Art and doctorate degrees in chemistry from Harvard University.

Gary A. Lyons has served on the Board of Directors since joining Neurocrine in February 1993. Mr. Lyons served as the President and Chief Executive Officer of the Company from February 1993 through January 2008. Prior to joining the Company, Mr. Lyons held a number of senior management positions at Genentech, Inc., including Vice President of Business Development and Vice President of Sales. Mr. Lyons is currently the Chairman of the Board of Directors for each of Rigel Pharmaceuticals, Inc., a biotechnology company focused on developing drugs for the treatment of inflammatory/autoimmune and metabolic diseases, and Retrophin, an ultra-orphan disease commercial stage company. Mr. Lyons is a member of the Board of Directors of Vical Incorporated, a biotechnology company focused on the prevention and treatment of serious or life-threatening diseases, Cytori Therapeutics, a company focused on stem cell therapies, and Novus Therapeutics, Inc., a biotechnology company focused on ear, nose and throat therapies. Mr. Lyons was previously a director of Poniard Pharmaceuticals, Inc., Neurogesx, and Facet Biotech Corporation. Mr. Lyons holds a B.S. in marine biology from the University of New Hampshire and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

George J. Morrow has served on the Board of Directors since October 2015. Mr. Morrow served as Executive Vice President, Global Commercial Operations at Amgen Inc., a global biotechnology company, from 2003 until his retirement in 2011. He joined Amgen in 2001 as Executive Vice President, Worldwide Sales and Marketing. His responsibilities included oversight of all commercial functions for Amgen’s broad spectrum of products in more than 50 countries worldwide, and the introduction of multiple new products into global markets. From 1992 to 2001, Mr. Morrow held executive management and commercial positions within several subsidiaries of Glaxo Wellcome, including Group Vice President for Commercial Operations (U.S.), Managing Director (U.K.), and most recently as President and Chief Executive Officer of Glaxo Wellcome, Inc. (U.S.). Mr. Morrow currently serves on the board of directors of Otonomy, Inc., a biotechnology company, Vical, Inc., a biotechnology company and Align Technology, Inc., a global medical device company. He has previously served on the boards of Glaxo Wellcome, Inc., Human Genome Sciences, Inc., Safeway, Inc., National Commerce Bank, the John Hopkins School of Public Health, and the Duke University Fuqua School of Business. Mr. Morrow holds a B.S. in chemistry from Southampton College, Long Island University, an M.S. in biochemistry from Bryn Mawr College and an M.B.A. from Duke University.

Corinne H. Nevinny has served on the Board of Directors since June 2004. Ms. Nevinny is currently a General Partner of LMNVC LLC, a privately held venture firm. From 2003 to 2010, Ms. Nevinny held various positions at Edwards Lifesciences, Inc., the global leader in the science of heart valves and hemodynamic monitoring. She served as Corporate Vice President and the General Manager of the Cardiac Surgery Systems and Vascular business units, was responsible for Edwards’ global operations and served as Chief Financial Officer and Treasurer. Before joining Edwards in 2003, Ms. Nevinny was Vice President, Chief Financial Officer of Tularik, Inc., a company involved in the discovery and development of drugs based on gene regulation, which was sold to Amgen, Inc. in 2004. Prior to joining Tularik, she was Executive Director-Health Care Group at Warburg Dillon Read LLC, an investment bank. Ms. Nevinny was previously on the Board of Directors of Onyx Pharmaceuticals, Inc., a biopharmaceutical company focused on the treatment of cancer that was sold to Amgen during 2013, and was on the Board of Directors at Avanir Pharmaceuticals, Inc., a biopharmaceutical company focused on central nervous system disorders that was sold in 2015 to Otsuka Pharmaceuticals. Ms. Nevinny received her undergraduate degree in industrial engineering from Stanford University and her Master’s degree in business administration from Harvard Business School.

Richard F. Pops has served on the Board of Directors since April 1998. Mr. Pops is the Chairman and Chief Executive Officer of Alkermes, Inc. He joined Alkermes as Chief Executive Officer in February 1991. Under his leadership, Alkermes has grown from a privately held research based company with 25 employees to an international, publicly traded pharmaceutical company with more than 1,200 employees. In addition to Alkermes, he currently serves on the Board of Directors of: Acceleron Pharma, Inc., a biotechnology company focused on musculoskeletal and metabolic therapeutics; Epizyme Corporation, a biotechnology company focused on epigenetics; the Biotechnology Industry Organization; and the Pharmaceutical Research and Manufacturers of America (PhRMA). He holds a B.A. in economics from Stanford University.

Alfred W. Sandrock, Jr., M.D., Ph.D. has served on our Board of Directors since September 2015. Dr. Sandrock is currently Executive Vice President of the Neurology Discovery & Development Center, Neurodegeneration Therapeutic Area and also serves as Chief Medical Officer of Biogen Inc., a publicly traded global biotechnology company. From May 2013 to December 2015 he served as Group SVP, Development Sciences / Chief Medical Officer. From February 2012 to April 2013 he served as Senior Vice President/ Chief Medical Officer of Biogen, and since joining Biogen in 1998, has held several senior executive positions, including Senior Vice President of Development Sciences, Senior Vice President of Neurology Research and Development, and Vice President of Clinical Development, Neurology. During his tenure at Biogen, Dr. Sandrock has been responsible for the clinical development and approval of Tysabri®, Plegridy®, Tecfidera®, Alprolix®, and Eloctate®. Dr. Sandrock received his B.A. in human biology from Stanford University, an M.D. from Harvard Medical School and a Ph.D. in neurobiology from Harvard University. Dr. Sandrock completed an internship in medicine, a residency and chief residency in neurology, and a clinical fellowship in Neuromuscular Disease and Clinical Neurophysiology (electromyography) at Massachusetts General Hospital.

Stephen A. Sherwin, M.D. has served on the Board of Directors since April 1999. Dr. Sherwin currently divides his time between advisory work in the life science industry and patient care and teaching in his specialty of medical oncology. He is a Clinical Professor of Medicine at the University of California, San Francisco, and a volunteer Attending Physician in Hematology-Oncology at the Zuckerberg San Francisco General Hospital. Dr. Sherwin currently serves on the Board of Directors of Aduro Biotech and Biogen. He is a Venture Partner with Third Rock Ventures and a member of the Scientific Steering Committee of the Parker Institute for Cancer Immunotherapy. Previously Dr. Sherwin was chairman and chief executive officer of Cell Genesys, a cancer immunotherapy company, from 1990 until the company’s merger in 2009with BioSante Pharmaceuticals (now ANI Pharmaceuticals). He was also a co-founder and chairman of Abgenix, an antibody company which was acquired by Amgen in 2006, and co-founder and chairman of Ceregene, a gene therapy company which was acquired by Sangamo Biosciences in 2013. From 1983 to 1990, Dr. Sherwin held various positions in clinical research at Genentech, most recently that of Vice President. Prior to 1983, he was on the staff of the National Cancer Institute. In addition, Dr. Sherwin previously served on the board of directors of the Biotechnology Industry Organization from 2001 to 2014 and as its chairman from 2009 to 2011, and was a member of the President’s Council of Advisors in Science and Technology (PCAST) Working Group on Drug Development from 2011 to 2013. Dr. Sherwin holds a B.A. in biology summa cum laude from Yale University and an M.D. from Harvard Medical School, is board-certified in internal medicine and medical oncology, and is a fellow of the American College of Physicians.

CORPORATE GOVERNANCE

General

We have long believed that good corporate governance is important to ensure that Neurocrine is managed for the long-term benefit of its stockholders. We periodically review our corporate governance policies and practices. The Board of Directors has adopted Corporate Governance Guidelines which describe our corporate governance practices and address corporate governance issues such as Board composition, responsibilities and director qualifications. These guidelines are available at www.neurocrine.com.

What is the Board’s leadership structure?

It is the Company’s policy to separate the roles of Chief Executive Officer and Chairman of the Board. This separation recognizes the independent roles of the Board of Directors, Chairman of the Board and Chief Executive Officer. The Board of Directors sets Company strategy and provides oversight and accountability for the Chief Executive Officer and Company management. The Chairman of the Board presides over the Board of Directors and provides guidance to the Chief Executive Officer. The Chief Executive Officer and the balance of the Board of Directors set Company goals with the Chief Executive Officer providing leadership and day to day oversight in furtherance of those goals. The Company believes that separation of the Board of Directors and

Company leadership reinforces the independence of the Board of Directors in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of the Company and its stockholders.

Are the members of the Board independent?

The Board of Directors annually reviews the independence of each of the directors. With the exception of Kevin C. Gorman, Ph.D., who is the Chief Executive Officer of Neurocrine, all current members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards.

How often did the Board meet during fiscal 2017?

The Board of Directors held a total of six meetings during 2017. For 2017, the Board of Directors had an Audit Committee, a Compensation Committee, a Nominating/Corporate Governance Committee, and a Science and Medical Technology Committee. Charters for each of these committees have been established and approved by the Board of Directors and current copies of the charters for each of the committees have been posted on the Company’s website at www.neurocrine.com. During 2017, no director attended fewer than 75% of the aggregate of the total meetings of the Board of Directors and no director attended fewer than 75% of the total number of meetings held by all committees of the Board of Directors on which such director served.

What are the various committees of the Board and which directors are on those committees?

The Company’s Audit Committee is comprised entirely of directors who meet the independence requirements set forth in Nasdaq Stock Market Rule 5605(c)(2)(A). Information regarding the functions performed by the committee, its membership, and the number of meetings held during the fiscal year is set forth in the “Report of the Audit Committee,” included in this proxy statement. The members of the Audit Committee are Corinne H. Nevinny, Richard F. Pops and Stephen A. Sherwin, M.D. The Board of Directors has determined that Corinne H. Nevinny, Richard F. Pops and Stephen A. Sherwin, M.D. are “audit committee financial experts” within the meaning of item 407(d)(5) of SEC Regulation S-K. This committee met four times during 2017.

The Company’s Compensation Committee consists of directors Richard F. Pops, George J. Morrow and Corinne H. Nevinny. This committee met six times during 2017. The Compensation Committee reviews and recommends to the Board of Directors the compensation of executive officers and other employees of the Company. Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. Each of the current members of the Compensation Committee is an “independent director” as defined by Nasdaq Stock Market Rule 5605(a)(2).

The Company’s Nominating/Corporate Governance Committee consists of directors Stephen A. Sherwin, M.D., George J. Morrow and Alfred W. Sandrock, Jr. M.D., Ph.D., all of whom are “independent directors” as defined by Nasdaq Stock Market Rule 5605(a)(2). The Nominating/Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including administration of the Company’s Code of Business Conduct and Ethics, which applies to all of the Company’s officers, directors and employees, and is available on the Company’s website at www.neurocrine.com. The functions of this committee also include consideration of the composition of the Board of Directors and recommendation of individuals for election as directors of the Company. The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders, provided such nominations are made pursuant to the Company’s bylaws and applicable law. This committee met two times during 2017.

The Company’s Science and Medical Technology Committee consists of directors Gary A. Lyons, William H. Rastetter, Ph.D. and Alfred W. Sandrock, Jr. M.D., Ph.D. The purpose of the Science and Medical Technology Committee is to assist the Board of Directors in its oversight of management’s exercise of its responsibility to make significant scientific judgments relating to the Company’s research and development activities and portfolio. This committee met one time during 2017.

Compensation Committee interlocks and insider participation

During 2017, the Compensation Committee consisted of Joseph A. Mollica, George J. Morrow, Richard F. Pops, and Corinne H. Nevinny. Mr. Mollica served on the Compensation Committee until he resigned from the Board of Directors on October 17, 2017. Ms. Nevinny joined the Compensation Committee in October 2017. No interlocking relationship existed between any member of the Compensation Committee and any member of any other company’s Board of Directors or compensation committee.

What is our director nomination process?

In selecting non-incumbent candidates and reviewing the qualifications of incumbent candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers the Company’s corporate governance principles, which include the following:

Directors should possess the highest ethics, integrity and values, and be committed to representing the long-term interest of the stockholders. They also must have experience they can draw upon to help direct the business strategies of the Company together with sound judgment. They must be actively engaged in the pursuit of information relevant to the Company’s business and must constructively engage their fellow Board members and management in dialogue and the decision-making process.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board of Directors for an extended period of time.

Directors should notify the Chairman of the Board and Chairman of the Nominating/Corporate Governance Committee in the event of any significant change in their employment responsibilities or affiliations. Director nominees should meet the Director Qualification requirements set forth in the Company’s Corporate Governance Guidelines.

In evaluating director nominees, the Nominating/Corporate Governance Committee considers the following factors: personal and professional integrity, ethics and values including any potential conflicts of interest; experience in corporate management and the biopharmaceutical industry, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; and additionally, for nominees seeking re-election, meeting attendance and participation and compliance with Company policies.

It is the Company’s policy to have a diversity of skills, professional experience, education, associations, achievements, training, points of view and individual qualities and attributes represented on the Board of Directors. The Nominating/Corporate Governance Committee considers the diversity of the Board of Directors when evaluating candidates for election or re-election to the Board of Directors.

The Nominating/Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating/Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

In addition to the foregoing, the Nominating/Corporate Governance Committee Charter and Corporate Governance Guidelines set forth minimum criteria for director nominees. The Nominating/Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of the Company and its stockholders. The Nominating/Corporate Governance Committee does, however, believe that at least one, and preferably several members of the Board of Directors, meet the criteria for an “audit committee financial expert” as defined by SEC rules. The following paragraphs provide information as of the date of this proxy statement about the specific experience, qualifications, attributes and skills of each nominee and current member of the Board of Directors that led the Board to conclude that such person should serve as a director. In addition to the information below regarding each Board member, we also believe that all of our directors have a reputation for honesty, integrity and highest ethical standards. They each have demonstrated business acumen, an ability to exercise sound judgment and a commitment to serve the Company.

Class I Directors Nominated for Re-election at the 2018 Annual Meeting

The nomination of George J. Morrow for election to the Company’s Board of Directors is based on his extensive commercialization experience at Amgen, his broad executive experience at GlaxoSmithKline Inc., and his years of experience in corporate governance as a board member of several publicly traded companies. Mr. Morrow’s board, leadership experience and commercialization expertise prove valuable strategic insights to the Board of Directors.

The nomination of William H. Rastetter, Ph.D. for election to the Company’s Board of Directors is based on Dr. Rastetter’s scientific and technical expertise combined with his business experience in leading rapidly growing companies in the life science industry. The Company’s continued growth is dependent on scientific and technical advances, and the Board of Directors believes that Dr. Rastetter offers both strategic and technical insight into the risks and opportunities associated with our business. In addition, Dr. Rastetter’s board and executive leadership experience at other life science companies provides valuable strategic and governance insight to the Board of Directors as a whole.

Class II Directors Continuing Until 2019 Annual Meeting

The continued service of Corinne H. Nevinny on the Company’s Board of Directors is based on her global expertise as a prior President for Global Operations of Edward Lifesciences, Inc., her financial background as a prior Chief Financial Officer for Edwards Lifesciences and Tularik, Inc., her experience as board and audit committee members at other publicly traded biotechnology companies, and her capital markets experience as Executive Director-Health Care Group at Warburg Dillon Read LLC. Her combination of financial, global and capital markets experience has in the past, and will in the future, help guide the Company’s financial and capital strategies.

The continued service of Richard F. Pops on the Company’s Board of Directors is based on his leadership experience and track record for growing companies, his strength in business strategy and his financial acumen and capital markets experience. In addition, Mr. Pops is recognized for his service to the biopharmaceutical industry as a member of the Boards of the Biotechnology Industry Organization and the Pharmaceutical Research and Manufacturers of America. His breadth and range of industry experience from operations and strategy is a significant contribution to the Board of Directors.

The continued service of Stephen A. Sherwin, M.D. on the Company’s Board of Directors is based on his experience and credentials in the biotechnology industry as the former Chief Executive Officer of Cell Genesys, Inc., the former chairman and co-founder of Abgenix, Inc., the chairman and co-founder of Ceregene, Inc., and his positions at Genentech, Inc. and the National Cancer Institute. Dr. Sherwin is also currently Chairman Emeritus of the Biotechnology Industry Organization. In addition to his biotechnology credentials, Dr. Sherwin’s medical expertise in internal medicine and medical oncology provides a unique contribution to the Board of Directors.

Class III Directors Continuing Until 2020 Annual Meeting

The continued service of Kevin C. Gorman, Ph.D. on the Company’s Board of Directors is based on the fact that as Chief Executive Officer of the Company, Dr. Gorman has extensive knowledge of our product candidates, our employees and the industry in which we operate. Dr. Gorman has also demonstrated exceptional leadership skills, sound business judgment and a strong commitment to the Company.

The continued service of Gary A. Lyons on the Company’s Board of Directors is based on Mr. Lyons’ extensive business development and corporate governance experience and, as the Company’s former Chief Executive Officer, his in-depth understanding of the Company’s product candidates, management and culture. With this history with the Company and management, Mr. Lyons brings a unique perspective and point of view to the Company’s Board of Directors.

The continued service of Alfred W. Sandrock, Jr., M.D., Ph.D. on the Company’s Board of Directors is based on his extensive experience and credentials in the biotechnology industry as an Executive Vice President of Biogen and his extensive experience in successfully leading development teams. In addition, Dr. Sandrock’s medical expertise in neurology and his scientific background provide a unique contribution to the Board of Directors.

Identification and Evaluation of Nominees for Director

The Nominating/Corporate Governance Committee identifies nominees for director by first evaluating the current members of the Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for service and who are willing to continue are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining members who would offer a new perspective. If any member of the Board of Directors does not wish to continue in service, or if the Board of Directors decides not to re-nominate a member for re-election, the Nominating/Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Nominating/Corporate Governance Committee generally polls the Board of Directors and members of management for their recommendations and may also seek input from third-party search firms. The Nominating/Corporate Governance Committee may also seek input from industry experts or analysts. The Nominating/Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are then interviewed by the Company’s independent directors and executive management. In making its determinations, the Nominating/Corporate Governance Committee evaluates each individual in the context of the Company’s Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating/Corporate Governance Committee makes its recommendation to the Board of Directors.

We have not received director candidate recommendations from the Company’s stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our Board of Directors, management or other parties are evaluated. Accordingly, our Board of Directors believes a formal policy regarding consideration of such recommendations is unnecessary.

What is our process for stockholder communications with the Board of Directors?

Stockholders of the Company wishing to communicate with the Company’s Board of Directors or an individual director may send a written communication to the Board of Directors or such director c/o Neurocrine Biosciences, Inc., 12780 El Camino Real, San Diego, CA 92130, Attn: Corporate Secretary. Each communication must set forth:

•	the name and address of the Company stockholder on whose behalf the communication is sent; and

•	the number of Company shares that are beneficially owned by such stockholder as of the date of the communication.

Each stockholder communication will be reviewed by the Company’s Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications.

Communications determined by the Corporate Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

What is the Board’s role in risk oversight?

While the Board of Directors has ultimate oversight responsibility for the risk management process, it has delegated portions of this responsibility to various committees. The Board of Directors and its committees oversee risk throughout the business with focus on financial risk, legal/compliance risk and strategic risk. The Audit Committee focuses on financial risk and internal controls and receives an annual financial risk assessment from the Company’s independent registered public accounting firm. The Nominating/Corporate Governance Committee and Audit Committee each focus on legal/compliance risk with the Nominating/Corporate Governance Committee taking the lead on the governance and management process and the Audit Committee taking the lead on SEC reporting and compliance. The Compensation Committee addresses compensation policies and practices as they relate to risk management practices and risk-taking incentives. The participation of the full Board of Directors in setting the Company’s business strategy incorporates assessment of strategic risk for the Company overall.

How do the Company’s compensation policies and practices relate to risk management practices and risk-taking incentives?

During 2017, the Compensation Committee, in conjunction with the Board of Directors, conducted an assessment of how the Company’s compensation policies and practices relate to risk management practices and risk-taking incentives. As part of the process, the Compensation Committee engaged the services of an external, independent compensation consulting firm to conduct an independent risk assessment. Based on this assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

What is our policy regarding Board member attendance at the Company’s Annual Meeting?

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting. Directors Dr. Rastetter and Dr. Gorman attended the 2017 Annual Meeting of Stockholders.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee is currently comprised of directors Corinne H. Nevinny, Richard F. Pops, and Stephen A. Sherwin, M.D. All current committee members satisfy the definition of “independent director” as established in the Nasdaq Stock Market qualification requirements. The Audit Committee met four times during the year ended December 31, 2017.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2017 with the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Auditing Standard No. 16, Communications with Audit Committees , as adopted by the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The independent registered public accounting firm also is responsible for performing an independent audit of the Company’s internal control over financial reporting in accordance with the auditing standards of the PCAOB. In addition, the Audit Committee has discussed the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors are also seeking stockholder ratification of the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2018.

Respectfully submitted by:
AUDIT COMMITTEE

Corinne H. Nevinny
Richard F. Pops
Stephen A. Sherwin, M.D.

Audit and non-audit fees

The aggregate fees billed to the Company by Ernst & Young LLP, the Company’s independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	2017	2016
Audit fees (1)	$1,123,601	$479,267
Audit related fees (2)	—	—
Tax fees (3)	89,970	39,656
All other fees (4)	—	—

Total	$1,213,571	$518,923

(1)	Audit fees consist of fees for professional services performed by Ernst & Young LLP for the integrated audit of the Company’s annual financial statements and internal control over financial reporting and review of financial statements included in the Company’s 10-Q filings, review of registration statements on Form S-3 and Form S-8, and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit related fees consist of fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Tax fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. For 2017, these fees included $74,970 for tax preparation services and $15,000 for services related to Section 382 studies for net operating loss utilization. For 2016, these fees were related to tax preparation services.
(4)	All other fees consist of fees for other permissible work performed by Ernst & Young LLP that does not meet with the above category descriptions

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of that firm. All of the services rendered by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the Audit Committee pre-approval policy described below.

Audit Committee policy regarding pre-approval of audit and permissible non-audit services of our independent registered public accounting firm

The Company’s Audit Committee has established a policy that all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm will be pre-approved by the Audit Committee. These services may include audit services, audit related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically (at least quarterly) report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

COMPENSATION COMMITTEE REPORT

The following Report of the Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by:
COMPENSATION COMMITTEE

Richard F. Pops
George J. Morrow
Corinne H. Nevinny

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company’s bylaws, as amended, provide that the Board of Directors will be comprised of eight directors. The Company’s Certificate of Incorporation provides that the Board of Directors is divided into three classes. There are currently two directors in Class I (George J. Morrow and William H. Rastetter, Ph.D.), three directors in Class II (Corinne H. Nevinny, Richard F. Pops and Stephen A. Sherwin, M.D.), and three directors in Class III (Kevin C. Gorman, Ph.D., Gary A. Lyons and Alfred W. Sandrock, M.D., Ph.D.). With the exception of Kevin C. Gorman, Ph.D., who is the Chief Executive Officer of Neurocrine, all current members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards.

The directors in Class I hold office until the 2018 Annual Meeting of Stockholders, the directors in Class II hold office until the 2019 Annual Meeting of Stockholders and the directors in Class III hold office until the 2020 Annual Meeting of Stockholders (or, in each case, until their earlier resignation, removal from office, or death). After each such election, the elected directors will then serve in succeeding terms of three years and until a successor is duly elected and qualified. Officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among the Company’s directors and executive officers.

The term of office for directors George J. Morrow and William H. Rastetter, Ph.D. will expire at the 2018 Annual Meeting of Stockholders. At the 2018 Annual Meeting of Stockholders, the stockholders will elect two Class I directors for a term of three years.

Nominees for Election at the Annual Meeting

All of the nominees (George J. Morrow and William H. Rastetter, Ph.D.) are currently Class I directors of the Company. All of the nominees were previously elected to the Board of Directors by the Company’s stockholders. Information about the nominees is set forth below:

Name of Director	Age	Position in the Company	Director Since
George J. Morrow (2) (3)	66	Director	2015
William H. Rastetter, Ph.D. (4)	69	Chairman of the Board	2010

Who are the remaining Directors that are not up for election this year?

The Class II and III directors will remain in office after the 2018 Annual Meeting of Stockholders. The names and certain other current information about the directors whose terms of office continue after the Annual Meeting are set forth below:

Name of Director	Age	Position in the Company	Director Since
Kevin C. Gorman, Ph.D.	60	Chief Executive Officer and Director	2008
Gary A. Lyons (4)	67	Director	1993
Corinne H. Nevinny (1) (2)	58	Director	2004
Richard F. Pops (1) (2)	55	Director	1998
Alfred W. Sandrock, Jr. M.D., Ph.D. (3) (4)	60	Director	2015
Stephen A. Sherwin, M.D. (1) (3)	69	Director	1999

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating/Corporate Governance Committee.
(4)	Member of the Science and Medical Technology Committee.

Vote Required

The nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the 2018 Annual Meeting of Stockholders and entitled to vote on the election of directors will be elected to the Board of Directors.

Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s Class I nominees named above. If any of the Company’s nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any of the Company’s nominees will be unable or will decline to serve as a director. The Board of Directors unanimously recommends that stockholders vote “FOR” the Class I nominees named above.

PROPOSAL TWO: ADVISORY VOTE ON

COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

General

At the 2017 Annual Meeting of Stockholders, the Board of Directors, as a matter of good corporate governance, recommended that the stockholders approve an advisory vote on Named Executive Officer compensation (“say-on-pay”) on an annual basis. Approximately 94% of the stockholder votes cast at the 2017 Annual Meeting of Stockholders were for the Company’s recommendation, and in response the Company holds an annual say-on-pay vote. This annual vote is not intended to address any specific compensation item, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

Summary of the Company’s Executive Compensation Philosophy

The Compensation Committee of the Board of Directors (the “Committee”) bases its executive compensation decisions on a number of objectives which include aligning management incentives with interests of stockholders, providing competitive compensation, appropriately balancing compensation risk in the context of the Company’s business strategy and meeting evolving compensation governance standards. The philosophy of the Committee in establishing the Company’s compensation policy for executive officers as well as all other employees is to:

•	align compensation plans with both short-term and long-term goals and objectives of the Company and stockholder interests;

•	attract and retain highly skilled individuals by offering compensation that compares favorably to other employers who are competing for available employees;

•	incentivize employees through a mix of base salary, bonus amounts based on achievement of defined corporate and personal goals and long-term equity awards to generate returns for stockholders; and

•	pay for performance by ensuring that an ever-increasing percentage of an individual’s compensation is performance-based as they progress to higher levels within the Company.

As discussed below in the Compensation Discussion and Analysis, we believe we have adopted a compensation philosophy that provides strong alignment between executive pay and performance based on strategic goals designed to provide both near-term and long-term growth in stockholder value. The historical approval rates, on an advisory basis, for the Company’s executive compensation program have been approximately 99% for each of the 2015, 2016 and 2017 Annual Meetings of Stockholders. The Committee and our Board of Directors believe that this level of approval of our executive compensation program is indicative of our stockholders’ strong support of our compensation philosophy and goals as well as the overall administration of executive compensation by the Committee and the Board of Directors.

You are being asked to approve on an advisory basis, the compensation paid to the Company’s Named Executive Officers as set forth in the Compensation Discussion and Analysis, Summary Compensation Table and related notes and narrative set forth herein. This vote is not intended to address any specific compensation item, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

Vote Required

The ‘say-on-pay’ vote is advisory and therefore not binding on the Company, the Committee or the Board of Directors. However, we value the opinions of our stockholders and will review and will continue to consider the outcome of this advisory vote when making future compensation decisions for our Named Executive Officers and will evaluate whether any actions are necessary to address the stockholders’ concerns. Approval of this advisory vote requires the affirmative vote of the majority of shares represented in person or by proxy and entitled to vote on the item. The Board of Directors unanimously recommends voting “FOR” approval of the Company’s Named Executive Officers compensation.

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE 2011 EQUITY INCENTIVE PLAN

General

The Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan was originally approved by the Board of Directors and the stockholders of the Company in 2011, and was subsequently amended by the Board of Directors and our stockholders most recently in 2017 (the “2011 Plan”). Subject to stockholder approval, our Board of Directors approved an amendment of the 2011 Plan on February 6, 2018 (the 2011 Plan, as amended, the “Amended 2011 Plan”). The Board of Directors is requesting stockholder approval of the Amended 2011 Plan, which includes the following material changes to the 2011 Plan, as described in more detail under “Summary of the Amended 2011 Plan” below:

•	to increase in the maximum number of shares of common stock that may be issued under the 2011 Plan pursuant to the exercise of incentive stock options from 17,000,000 to 19,000,000 shares.

The Board of Directors believes that the proposed increase in the number of shares of common stock reserved for issuance under the Amended 2011 Plan will allow the Company to attract and retain valuable employees and continue to provide its employees, consultants and directors with a proprietary interest in the Company. In particular, the Company anticipates a material increase in its number of employees in 2018 in connection with: (i) the commercialization of the Company’s first approved product, INGREZZATM (valbenazine) capsules, which occurred in April 2017; and (ii) development activities related to the Company’s other development programs. Within the Company, equity awards foster an ownership culture and are a critical tool for driving stockholder value and for recruiting, retaining and motivating employees. The Company grants annual equity awards to employees as an incentive to retain its work force and remain competitive. The terms of the Company’s annual equity awards and the Company’s employee policies are designed to align employee and stockholder interests. The Company grants equity awards to a broad group of employees and such awards constitute a significant component of the Company’s employees’ total compensation. The Company’s equity awards contain long-term vesting, performance-based vesting, and provisions designed to encourage employees to focus on the Company’s long-term goals and success. If our stockholders do not approve the Amended 2011 Plan, the Company strongly believes that it will be unable to successfully use equity as part of its compensation program, as most of its competitors in the industry do, putting the Company at a significant disadvantage and compromising its ability to enhance stockholder value.

The Amended 2011 Plan authorizes the grant to our employees of options that qualify as incentive stock options under Section 422 of the Code. The 2011 Plan also authorizes the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance stock awards and other stock awards (collectively “stock awards”) to our employees, directors and consultants. The 2011 Plan also provides that certain nonstatutory stock options will be automatically granted to non-employee directors and the Chairman of the Board of Directors of the Company, as described below.

As of March 1, 2018, under the 2011 Plan there were options outstanding to purchase 6,295,430 shares of common stock, and 4,990,996 shares were available for future stock awards; 1,483,801 shares were subject to outstanding restricted stock units; and 2,382,100 shares previously issued upon exercise of options granted and 1,847,673 shares previously issued upon vesting of restricted stock units under the 2011 Plan are now outstanding shares of common stock. As of March 28, 2018, there were approximately 440 employees and directors eligible to receive grants under the 2011 Plan.

As of the Record Date, whether granted under the 2011 Plan or otherwise, an aggregate of 6,417,530 shares are issuable upon exercise of outstanding options with a weighted average exercise price of $36.29 and a weighted average remaining contractual term of 7.1 years; and 1,533,501 shares are subject to unvested restricted stock units. The closing price of the Company’s common stock on March 29, 2018 was $82.93 with 89,882,062 shares outstanding.

Vote Required

At the Annual Meeting, the stockholders are being asked to approve the Amended 2011 Plan. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the item will be required to approve the Amended 2011 Plan. The Board of Directors recommends voting “FOR” the approval of the Amended 2011 Plan.

Summary of the Amended 2011 Plan

The essential features of the Amended 2011 Plan are summarized below. This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the Amended 2011 Plan. The Amended 2011 Plan, which reflects all of the changes proposed to be made to the 2011 Plan, is attached as Appendix A to this proxy statement and is incorporated herein by reference.

Purpose. The purpose of the Amended 2011 Plan is to enable the Company to attract and retain the best available personnel, to provide additional incentives to the employees, directors and consultants of the Company and to promote the success of the Company’s business.

Administration. Our Board of Directors has the authority to administer the Amended 2011 Plan. Our Board of Directors also has the authority to delegate some or all of the administration of the Amended 2011 Plan (except the Non-Discretionary Grant Program summarized below) to a committee or committees composed of one or more members of the Board of Directors or Company officers (the Board of Directors or any such committee, the “Administrator”). The Amended 2011 Plan may be administered by different committees with respect to different groups of employees and consultants. The Administrator may make any determinations deemed necessary or advisable for the Amended 2011 Plan. The Administrator, in its discretion, selects the employees, directors and consultants to whom stock awards may be granted, the time or times at which such awards shall be granted, the number of shares subject to each such grant, and other terms of the stock awards. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders.

Eligibility. Incentive stock options may be granted only to our employees. Nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and other stock awards may be granted under the Amended 2011 Plan to our employees, directors and consultants. Participation in the non-discretionary grant program is limited to our non-employee directors (see “Non-Discretionary Grant Program” below).

Stock Subject to the Amended 2011 Plan

Subject to stockholder approval of this Proposal Three and adjustments for changes in our capitalization, an aggregate of 19,000,000 shares of common stock will be reserved for issuance under the Amended 2011 Plan. Shares may be issued in connection with a merger or acquisition as permitted by the rules of the applicable national securities exchange, and such issuance shall not reduce the number of shares available for issuance under the Amended 2011 Plan. If a stock award granted under the Amended 2011 Plan expires or otherwise terminates without all of the shares having been issued, or if any shares of common stock issued pursuant to a stock award are forfeited to us because of the failure to meet a contingency or condition required for the vesting of such shares, then the shares of common stock not issued under such stock award, or forfeited to us, shall revert to and again become available for issuance under the Amended 2011 Plan.

If any shares subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a reduction of shares subject to the stock award (i.e. “net exercised”), or an appreciation distribution in respect of a stock appreciation right is paid in shares of common stock, the number of shares that are not delivered will not again become available for issuance under the Amended 2011 Plan. If the exercise price of any stock award is satisfied by tendering shares of common stock held by the participant, then the number of shares so tendered will not become available for issuance under the Amended 2011 Plan.

The aggregate maximum number of shares of common stock that may be issued under the Amended 2011 Plan pursuant to the exercise of incentive stock options, subject to stockholder approval of this Proposal Three, is 19,000,000 shares.

Per-Person Award Limitations. The Amended 2011 Plan provides that no employee may be granted, in any fiscal year of the Company, stock options, stock appreciation rights (and any other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least the fair market value on the date of grant) (all such options, stock appreciation rights and other stock awards “appreciation awards”) covering more than 500,000 shares of common stock. Notwithstanding this limit, however, in connection with an employee’s initial employment, he or she may be granted appreciation awards covering up to an additional 500,000 shares of common stock. Additional per-person limitations apply to performance stock awards, as described below in the section entitled “Terms of Performance Awards”.

Full Value Stock Award Limitations. In addition, subject to adjustments upon changes in our capitalization or in connection with a merger or other similar event, the maximum number of shares of common stock that may be issued pursuant to the grant of “full value stock awards” (i.e., restricted stock, restricted stock units, performance stock and other stock awards, but not including stock options or stock appreciation rights) is 50% of the total number of shares of common stock issuable under the Amended 2011 Plan.

Minimum Vesting. Generally, no full value stock award that vests on the basis of the participant’s continuous service with the Company shall vest at a rate that is any more rapid than ratably over a three-year period, and no full value stock award that vests based on the satisfaction of performance goals shall have a performance period of less than twelve months.

Limited Exception to Minimum Vesting Restrictions. Up to five percent (5%) of the total number of shares of common stock available for issuance under the Amended 2011 Plan may in the aggregate be issued as full value stock awards that are not subject to the minimum vesting requirements set forth in the Amended 2011 Plan.

Limit on Non-Employee Director Compensation. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the date of the Company’s annual meeting of stockholders for the next subsequent year, including stock awards granted under the Amended 2011 Plan and cash fees paid to such non-employee director, will not exceed $1,250,000 in total value. In addition, the aggregate value of the initial option grant or other similar stock award(s) granted under the Plan or otherwise to any individual for service as a non-employee director upon or in connection with his or her initial election or appointment to the Board of Directors will not exceed $2,000,000 in total value. For purposes of these limitations, the value of stock awards is calculated based on the grant date fair value of such stock awards for financial reporting purposes. The Board of Directors has the authority to make exceptions to these limits in extraordinary circumstances, in its discretion, provided that any non-employee director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

Section 162(m) Transition Relief for Performance-Based Compensation. Certain provisions in the Amended 2011 Plan refer to the “performance-based compensation” exception under Section 162(m) of the Code. Pursuant to the Tax Cuts and Jobs Act, this exception was recently repealed with respect to taxable years beginning after December 31, 2017. However, an award may still be eligible for this exception if, among other requirements, it is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date. For purposes of this Proposal Three, the term “Section 162(m) Transition Relief” refers to such transition relief. As of the date the Board of Directors approved the Amended 2011 Plan, the U.S. Department of the Treasury and the Internal Revenue Service had not

issued any applicable guidance, rulings or regulations regarding the Section 162(m) Transition Relief. Accordingly, the provisions in the Amended 2011 Plan which refer to the “performance-based compensation” exception under Section 162(m) of the Code were not removed so as not to jeopardize the ability of certain awards to qualify for the Section 162(m) Transition Relief before any such guidance, rulings or regulations are issued. However, such provisions will only apply to any award that is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) of the Code pursuant to the Section 162(m) Transition Relief and, therefore, are not applicable to any other awards granted under the Amended 2011 Plan. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the Section 162(m) Transition Relief, we do not know the extent to which any award granted under the Amended 2011 Plan will be eligible for the Section 162(m) Transition Relief, if at all.

Terms and Conditions of Options and Stock Appreciation Rights

Options and stock appreciation rights may be granted under the Amended 2011 Plan pursuant to stock option agreements and stock appreciation right agreements. The following is a description of the permissible terms of options and stock appreciation rights under the Amended 2011 Plan. Individual grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The Administrator determines the exercise price of options and strike price of stock appreciation rights at the time the options or stock appreciation rights are granted as set forth in the applicable stock award agreement. The exercise price of a stock option and strike price of a stock appreciation right may not be less than 100% of the fair market value of the common stock on the date such award is granted. In the case of an incentive stock option granted to an optionee who owns more than 10% of all classes of stock of the Company or any parent or subsidiary of the Company, the exercise price may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock on the date the option or stock appreciation right is granted.

Stock Appreciation Rights. Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (i) the aggregate fair market value of our common stock on the date of exercise over (ii) the strike price determined by the Administrator on the date of grant. The appreciation distribution upon exercise of a stock appreciation right will be paid in shares of our common stock, in cash, any combination of the two or any other form of consideration determined by the Administrator.

Repricing; Cancellation and Re-Grant of Stock Awards. Under the Amended 2011 Plan, the Administrator does not have the authority to reprice any outstanding stock awards by reducing the exercise price of the stock award or to cancel any outstanding stock awards in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Exercise; Form of Consideration. The Administrator determines when options and stock appreciation rights become exercisable as set forth in the applicable stock award agreement. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Amended 2011 Plan permits payment to be made to the extent permitted under applicable laws by cash, check, other shares of common stock of the Company (with some restrictions), net exercise, cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof.

Term. The Administrator determines the term of options and stock appreciation rights granted under the Amended 2011 Plan as set forth in the applicable stock award agreement. The term of options and stock appreciation rights granted under the Amended 2011 Plan may be no more than 10 years from the date of grant. In the case of an incentive stock option granted to an optionee who owns more than 10% of all classes of stock of the Company or any parent or subsidiary of the Company, the term of the option may be no more than five years from the date of grant. No option or stock appreciation right may be exercised after the expiration of its term.

Termination of Continuous Service. Options and stock appreciation rights granted under the Amended 2011 Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the stock award may, but need not, provide that it may be exercised (to the extent the stock award was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within the period specified in the stock award agreement after termination of such service, in which case the stock award may, but need not, provide that it may be exercised (to the extent the stock award was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to exercise such stock award pass by will or by the laws of descent and distribution; (iii) the stock award by its terms specifically provides otherwise, or (iv) the termination is for cause. Except as provided otherwise in a participant’s stock award agreement, or otherwise set forth in an employment agreement, upon termination of a participant’s service for cause, the stock award shall immediately terminate and may not thereafter be exercised. A participant may designate a beneficiary who may exercise the stock award following the participant’s death. Individual grants by their terms may provide for exercise within a longer or shorter period of time following termination of service. In no event, however, may an option or stock appreciation right be exercised beyond the expiration of its maximum term. The option or stock appreciation right term generally is extended in the event that exercise of the stock award within the foregoing periods is prohibited. A participant’s stock award agreement may provide that if the exercise of the stock award following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended, then the stock award will terminate on the earlier of (i) the expiration of the term of the stock award or (ii) three months after the termination of the participant’s service during which the exercise of the stock award would not be in violation of such registration requirements.

Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Amended 2011 Plan as may be determined by the Administrator.

Terms of Restricted Stock Awards and Restricted Stock Unit Awards

Restricted stock awards and restricted stock unit awards may be granted under the Amended 2011 Plan pursuant to restricted stock award and restricted stock unit award agreements. The following is a description of the permissible terms of restricted stock awards and restricted stock unit awards under the Amended 2011 Plan. Individual grants may be more restrictive as to any or all of the permissible terms described below.

Consideration. The Administrator may grant restricted stock awards and restricted stock unit awards in consideration for past services rendered to the Company or in exchange for any other form of legal consideration acceptable to the Administrator.

Vesting. Shares of stock issued under a restricted stock award agreement may, but need not, be subject to forfeiture to the Company in accordance with a vesting schedule as determined by the Administrator. Restricted stock unit awards vest and are issued at the rate specified in the restricted stock unit award agreement as determined by the Administrator. However, at the time of grant, the Administrator may impose additional restrictions or conditions that delay the delivery of stock to be issued in respect of the restricted stock unit award after vesting.

Termination of Service. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any issued shares repurchased by the Company shall be the original price paid by the purchaser, if any. The repurchase option lapses at a rate determined by the Administrator. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be automatically forfeited upon the participant’s termination of service.

Dividend Equivalents. Dividend equivalent rights may be credited with respect to shares covered by a restricted stock unit award. However, we do not anticipate paying cash dividends on our common stock for the foreseeable future.

Terms of Performance Awards

The Amended 2011 Plan allows the Administrator to issue performance stock awards. Performance stock awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals and will be issued in shares of our common stock, or if determined by the Administrator, cash. All of our employees, consultants and directors are eligible to receive performance stock awards under the Amended 2011 Plan. The length of any performance period, the performance goals to be achieved during the performance period and the measure of whether and to what degree such performance goals have been attained shall be determined by the Administrator. The maximum amount to be granted to any individual in any calendar year attributable to such performance stock awards may not exceed 500,000 shares of our common stock. Notwithstanding this limit, however, in connection with an employee’s initial employment, he or she may be granted stock awards covering up to an additional 500,000 shares of common stock.

In granting a performance stock award, the Administrator will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured for the purpose of determining whether the stock award recipient has a vested right in or to such performance stock award. With respect to stock awards that are intended to qualify as performance based compensation for purposes of Section 162(m) of the Code, within the time period prescribed by Section 162(m) of the Code, the Administrator will establish the performance goals, based upon one or more pre-established criteria, or performance criteria, enumerated in the Amended 2011 Plan and described below. However, in order to qualify as “performance-based compensation” under Section 162(m) of the Code, among other requirements, such awards must be eligible to qualify for the Section 162(m) Transition Relief (as described in “Section 162(m) Transition Relief for Performance-Based Compensation” above). As soon as administratively practicable following the end of the performance period, the Administrator will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Amended 2011 Plan shall be established by the Administrator, based on one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings, in either case before or after any or all of: interest, taxes, depreciation and amortization, legal settlements or other income (expense), or stock-based compensation, other non-cash expenses and changes in deferred revenue); (ii) total stockholder return; (iii) return on equity or average stockholder’s equity; (iv) return on assets, investment, or capital employed; (v) stock price; (vi) margin (including gross margin); (vii) income (before or after taxes); (viii) operating income; (ix) operating income after taxes; (x) pre-tax profit; (xi) operating cash flow; (xii) sales or revenue targets; (xiii) increases in revenue or product revenue; (xiv) expenses and cost reduction goals; (xv) improvement in or attainment of working capital levels; (xvi) economic value added (or an equivalent metric); (xvii) market share; (xviii) cash flow; (xix) cash flow per share; (xx) cash burn; (xxi) share price performance; (xxii) debt reduction; (xxiii) implementation or completion of projects or processes (including, without limitation, discovery of a pre-clinical drug candidate, recommendation of a drug candidate to enter a clinical trial, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, presentation of studies and launch of commercial plans, compliance programs or education campaigns); (xxiv) customer satisfaction; (xxv) stockholders’ equity; (xxvi) capital expenditures; (xxvii) debt levels; (xxviii) financings; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) employee hiring; (xxxiv) funds from operations; (xxxv) budget management; (xxxvi) strategic partnerships or transactions (including acquisitions, joint ventures or licensing transactions); (xxxvii) engagement of thought leaders and patient advocacy groups; (xxxviii) enhancement of intellectual property portfolio, filing of patent applications and granting of patents; (xxxix) litigation preparation and management; and (xl) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Administrator.

Unless otherwise determined by the Administrator, the attainment of performance goals for a performance period will be calculated: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (xii) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the FDA or any other regulatory body. In addition, the Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Non-Discretionary Grant Program

The non-discretionary grant program under the Amended 2011 Plan provides for the grant of stock options to non-employee directors over their period of service on the Board of Directors. These stock options will be granted as follows:

Initial Option Grant. Each new non-employee director will, at the time of his or her initial election or appointment to the Board of Directors, receive an option to purchase a number of shares of the Company’s common stock determined by the Board of Directors (the “initial option grant”). The initial option grant shall vest monthly with respect to 1/36th of the shares over the three-year period following the date of grant, subject to the director’s continuous service through the applicable vesting dates, so that the initial option grant will be fully vested on the third anniversary of the date of grant.

Annual Option Grant. On each annual meeting, each continuing non-employee director will automatically be granted a stock option to purchase a number of shares of our common stock determined by the Board of Directors (the “annual option grant”). The annual option grant shall vest monthly with respect to 1/12th of the shares over the one year period following the date of grant, subject to the director’s continuous service through the applicable vesting dates, so that the annual option grant will be fully vested on the first anniversary of the date of grant.

General Terms. The exercise price of each option granted under the non-discretionary grant program is 100% of the fair market value of the common stock subject to the option on the date of grant. The maximum term of options granted under the non-discretionary grant program is ten years. All other terms of each option granted under the non-discretionary grant program shall be consistent with the terms of the Amended 2011 Plan.

Corporate Transaction. Each option granted under the non-discretionary grant program shall automatically fully accelerate vesting upon a corporate transaction, subject to the non-employee director’s continuous service through the date of the corporate transaction.

Terms of Other Stock Awards

The Administrator may grant other stock awards that are valued in whole or in part by reference to our common stock. Subject to the provisions of the Amended 2011 Plan, the Administrator has the authority to determine the persons to whom, and the dates on which, such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards.

General Provisions

Tax Withholding. To the extent provided by the terms of any stock award agreement, a participant may satisfy any federal, state or local tax withholding obligation relating to such stock award by a cash payment, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by withholding from any amounts otherwise payable to the participant, by a combination of these means, or by such other method as set forth in the stock award agreement.

Transferability. Stock awards may not be sold, pledged, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to a domestic relations order, or with respect to stock awards other than options or stock appreciation rights, with the Administrator’s consent, and may be exercised, during the lifetime of the holder, only by the holder or such transferees as have been transferred a stock award with the Administrator’s consent. If the Administrator makes a stock award transferable, such stock award shall contain such additional terms and conditions as the Administrator deems appropriate and such award will not otherwise be transferred for consideration.

Adjustments Upon Changes in Capitalization. In the event any change is made to the outstanding shares of the Company’s common stock without the receipt of consideration (whether through a stock split or other specified change in our capital structure), the Administrator shall appropriately adjust the number and kind of shares of stock (or other securities or property) subject to the Amended 2011 Plan, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options, the maximum numbers and/or class of securities for which any one person may be granted appreciation awards, full value stock awards and performance stock awards per calendar year, the number and kind of shares of stock (or other securities or property) subject to any stock award outstanding under the Amended 2011 Plan, and the exercise or purchase price of any such outstanding stock award.

Effect of Certain Corporate Events. In the event of a dissolution or liquidation of the Company, all outstanding stock awards under the Amended 2011 Plan shall terminate immediately prior to such dissolution or liquidation. The Amended 2011 Plan further provides that, in the event of a sale, or other disposition of all or substantially all of the Company’s assets or specified types of mergers or consolidations (each, a “corporate transaction”), any surviving or acquiring corporation shall either assume stock awards outstanding under the Amended 2011 Plan or substitute similar stock awards for those outstanding under the Amended 2011 Plan. If any surviving corporation declines to assume stock awards outstanding under the Amended 2011 Plan or to substitute similar stock awards, then, with respect to participants whose service with the Company has not terminated prior to the time of such corporate transaction, the vesting and the time during which such stock awards may be exercised will be accelerated in full, and all outstanding stock awards will terminate if the participant does not exercise such stock awards at or prior to the corporate transaction. With respect to any stock awards that are held by other participants that terminated service with the Company prior to the corporate transaction, the vesting and exercisability provisions of such stock awards will not be accelerated and such stock awards will terminate if not exercised prior to the corporate transaction.

Amendment and Termination of the Amended 2011 Plan. The Board of Directors may amend, alter, suspend or terminate the Amended 2011 Plan, or any part thereof, at any time and for any reason. Unless sooner terminated, the Amended 2011 Plan will terminate on February 20, 2021. However, the Amended 2011 Plan

requires stockholder approval for any amendment to the Amended 2011 Plan to the extent necessary to comply with applicable laws, rules and regulations. No action by the Board of Directors or stockholders may impair any award previously granted under the Amended 2011 Plan without the consent of the holder.

Federal Income Tax Consequences

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Restricted Stock Awards. For federal income tax purposes, if an individual is granted a restricted stock award, the recipient generally will recognize taxable ordinary income equal to the excess of the common stock’s fair market value over the purchase price, if any. However, to the extent the common stock is subject to certain types of restrictions, such as a repurchase right in favor of the Company, the taxable event will be delayed until the vesting restrictions lapse unless the recipient makes a valid election under Section 83(b) of the Code. If the recipient makes a valid election under Section 83(b) of the Code with respect to restricted stock, the recipient generally will recognize ordinary income at the date of acquisition of the restricted stock in an amount equal to the difference, if any, between the fair market value of the shares at that date over the purchase price for the restricted stock. If, however, a valid Section 83(b) election is not made by the recipient, the recipient will generally recognize ordinary income when the restrictions on the shares of restricted stock lapse, in an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.

Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the common stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock, if any, plus any amount recognized as ordinary income upon acquisition (or the lapse of restrictions) of the common stock. Such gain or loss will be long-term or short-term depending on how long the common stock was held. Slightly different rules may apply to recipients who are subject to Section 16(b) of the Exchange Act.

Restricted Stock Unit Awards. No taxable income is recognized upon receipt of a restricted stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and the Company will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. Prior to the recent enactment of the Tax Cuts and Jobs Act, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code was not subject to this deduction limitation. Pursuant to the Tax Cuts and Jobs Act, this exception for “performance-based compensation” under Section 162(m) of the Code was repealed, with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided by the Tax Cuts and Jobs Act for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date. As a result, compensation paid to any of our “covered employees” in excess of $1 million per taxable year generally will not be deductible unless, among other requirements, it is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief provided by the Tax Cuts and Jobs Act, no assurance can be given that any award granted under the Amended 2011 Plan will be eligible for such transition relief and, therefore, eligible for the “performance-based compensation” exception under Section 162(m) of the Code.

The foregoing is only a summary of the effect of federal income taxation upon holders of stock awards and the Company with respect to the grant and exercise of stock awards under the Amended 2011 Plan. It does not purport to be complete, and does not discuss the tax consequences of the holder’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the holder may reside.

New Plan Benefits

Amended 2011 Plan

Name	Dollar value	Number of shares
Kevin C. Gorman, Ph.D.
Chief Executive Officer and Director	(3)	(3)
Matthew C. Abernethy
Chief Financial Officer	(3)	(3)
Timothy P. Coughlin (1)
Former Chief Financial Officer	(3)	(3)
David-Alexandrè C. Gros, M.D. (2)
Former President, Chief Operating Officer and interim Chief Financial Officer	(3)	(3)
Christopher F. O’Brien, M.D. (4)
Former Chief Medical Officer	(3)	(3)
Haig P. Bozigian, Ph.D.
Chief Development Officer	(3)	(3)
Eric Benevich
Chief Commercial Officer	(3)	(3)
All current executive officers as a group (nine persons)	(3)	(3)
All current non-employee directors as a group (seven persons)	(5)	(5)
All employees, including all current officers who are not executive officers, as a group (approximately 430 persons)	(3)	(3)

(1)	Mr. Coughlin resigned as our Chief Financial Officer effective February 15, 2017 (the “Resignation Date”), but he will remain an employee of the Company following the Resignation Date until May 31, 2018 (or such earlier date that Mr. Coughlin and we mutually designate).
(2)	Dr. Gros resigned as our President, Chief Executive Officer and interim Chief Financial Officer effective October 19, 2017.
(3)	Awards granted under the Amended 2011 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2011 Plan, and our Board of Directors and our Compensation Committee have not granted any awards under the Amended 2011 Plan subject to stockholder approval of this Proposal Four. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2011 Plan are not determinable.
(4)	Dr. O’Brien resigned as our Chief Medical Officer effective February 15, 2018, but remain as an exclusive consultant to the Company.
(5)

Pursuant to the terms of the Amended 2011 Plan, non-employee directors are entitled to receive options as described in “Non-Discretionary Grant Program” above. Under our current compensation arrangements for non-employee directors and the Amended 2011 Plan, each of our eight current non-employee directors will be automatically granted a nonstatutory stock option to purchase 15,000 (18,000 in the case of our Chairman) shares at the Annual Meeting and such options will be granted under the Amended 2011 Plan. For additional information regarding our current compensation arrangements for non-employee directors, please see “Director Compensation” below. The actual value realized upon exercise of an option will depend on the excess, if any, of the stock price over the exercise prices on the date of exercise. Only non-employee directors of the Company are eligible to receive non-discretionary grants under the Amended 2011 Plan. All other grants under the Amended 2011 Plan are within the discretion of the Administrator.

Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to options and stock awards that have been granted (even if not currently outstanding) under the 2011 Plan through the Record Date.

2011 Plan

Name and position	Number of shares Granted
Kevin C. Gorman, Ph.D.
Chief Executive Officer and Director	1,724,250
Matthew C. Abernethy
Chief Financial Officer	24,500
Timothy P. Coughlin (1)
Former Chief Financial Officer	708,550
David- Alexandrè C. Gros, M.D. (2)
Former President and Chief Operating Officer and interim Chief Executive Officer	25,000
Christopher F. O’Brien, M.D. (3)
Former Chief Medical Officer	807,550
Haig P. Bozigian, Ph.D.
Chief Development Officer	766,600
Eric Benevich
Chief Commercial Officer	210,950
All current executive officers as a group (nine persons)	4,621,300
All current directors who are not executive officers as a group (seven persons)	666,000
Each nominee for election as a director: (two persons)
William H. Rastetter, Ph.D.	126,000
George J. Morrow	70,000
All employees, including all current officers who are not executive officers, as a group (approximately 430 persons)	7,065,574

(1)	Mr. Coughlin resigned as our Chief Financial Officer effective February 15, 2017 (the “Resignation Date”), but he will remain an employee of the Company following the Resignation Date until May 31, 2018 (or such earlier date that Mr. Coughlin and the Company mutually designate).
(2)	Dr. Gros resigned as our President, Chief Executive Officer and interim Chief Financial Officer effective October 19, 2017.
(3)	Dr. O’Brien resigned as our Chief Medical Officer effective February 15, 2018, but remains as an exclusive consultant to the Company.

OUR BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL THREE

EQUITY COMPENSATION PLANS

The following table sets forth information regarding all of the Company’s equity compensation plans as of March 1, 2018:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a) (c)
Equity compensation plans approved by security holders (1)	6,295,430	$35.25	4,990,996
Equity compensation plans not approved by security holders (2)	292,866	$46.67	55,182

Total	6,588,296	$35.76	5,046,178

(1)	The number of securities remaining available for future issuance under equity compensation plans as of March 1, 2018 are from the 2011 Plan. The shares available for issuance under the 2011 Plan may be issued in the form of option awards, restricted stock awards, restricted stock unit awards or stock bonus awards subject to limitations set forth in the 2011 Plan. In addition to the above, the Company had 1,541,301 restricted stock units outstanding as of March 1, 2018.
(2)	Consists of shares of common stock issuable pursuant to employment commencement nonstatutory stock option awards.

PROPOSAL FOUR

APPROVAL OF 2018 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the Neurocrine Biosciences, Inc. 2018 Employee Stock Purchase Plan, or the ESPP, at the Annual Meeting. The ESPP was approved by the Board of Directors on February 6, 2018, subject to approval by our stockholders.

Approval of the ESPP will allow us to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

If this Proposal Four is approved by our stockholders, the maximum number of shares of our common stock that may be issued under the ESPP will be 300,000 shares. We do not maintain any other employee stock purchase plans. As of March 1, 2018, a total of 89,709,497 shares of our common stock were outstanding.

If this Proposal Four is approved by our stockholders, the ESPP will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal Four, the ESPP will not become effective.

Summary of the 2018 Employee Stock Purchase Plan

The material features of the ESPP are described below. The following description of the ESPP is a summary only and is qualified in its entirety by reference to the complete text of the ESPP. Stockholders are urged to read the actual text of the ESPP in its entirety, which is attached hereto as Appendix B.

Purpose

The purpose of the ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.

Administration

The Board of Directors has the power to administer the ESPP and may also delegate administration of the ESPP to a committee comprised of one or more members of the Board of Directors. The Board of Directors has delegated administration of the ESPP to the Compensation Committee, but may, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. The Board of Directors and the Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal Four. The Plan Administrator has the final power to construe and interpret both the ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the ESPP.

Stock Subject to ESPP

Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the ESPP is 300,000 shares. If any rights granted under the ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights again become available for issuance under the ESPP. The shares of common stock issuable under the ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.

Offerings

The ESPP will be implemented by offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under “Eligibility”).

The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on the first trading day of a new purchase period within the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.

Eligibility

Any individual who is employed by us (or by any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the ESPP) may participate in offerings under the ESPP, provided such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the ESPP unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the ESPP.

No employee will be eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.

As of March 28, 2018, we had approximately 440 employees.

Participation in the ESPP

An eligible employee may enroll in the ESPP by delivering to us, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions which may not exceed the maximum amount specified by the Plan Administrator, but in any case which may not exceed 15% of such employee’s earnings during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

Purchase Price

The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our common stock on the purchase date. As of March 1, 2018, the closing price of our common stock as reported on the NASDAQ Global Select Market was $84.14 per share.

Payment of Purchase Price; Payroll Deductions

The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, as determined by the Plan Administrator in the offering. All contributions made for a participant are credited to his or her account under the ESPP and deposited with our general funds.

Purchase Limits

In connection with each offering made under the ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant pursuant to such offering, (ii) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date pursuant to such offering, (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering, and/or (iv) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner.

Withdrawal

Participants may withdraw from a given offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the ESPP.

Termination of Employment

A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.

Restrictions on Transfer

Rights granted under the ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by us, by a beneficiary designation. During a participant’s lifetime, such rights may only be exercised by the participant.

Changes in Capitalization

In the event of certain changes in our capitalization, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding purchase rights; and (iii) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the ESPP and described below), (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the corporate transaction) for such outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding purchase rights or does not substitute similar rights for such outstanding purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our common stock within ten business days prior to the corporate transaction under such purchase rights, and such purchase rights will terminate immediately after such purchase.

For purposes of the ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.

Duration, Amendment and Termination

The Plan Administrator may amend or terminate the ESPP at any time. However, except in regard to certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.

Any outstanding purchase rights granted before an amendment or termination of the ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

Notwithstanding anything in the ESPP or any offering to the contrary, the Plan Administrator will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit contributions in excess of the amount designated by a participant in order to adjust for mistakes in the processing of properly completed contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s contributions; (iv) amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any offering to enable such purchase rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the ESPP. Any such actions by the Plan Administrator will not be considered to alter or impair any purchase rights granted under an offering as they are part of the initial terms of each offering and the purchase rights granted under each offering.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of common stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. In addition, the Board of Directors and the Compensation Committee have not granted any purchase rights under the ESPP that are subject to stockholder approval of this Proposal Four. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the ESPP, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2017 if the ESPP had been in effect, are not determinable. Our non-employee directors will not be eligible to participate in the ESPP.

Vote Required

At the Annual Meeting, the stockholders are being asked to approve the ESPP. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the item will be required to approve the ESPP. The Board of Directors recommends voting “FOR” the approval of the ESPP.

PROPOSAL FIVE: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected Ernst & Young LLP to audit the financial statements of the Company for the current fiscal year ending December 31, 2018. Ernst & Young LLP has audited the Company’s financial statements since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Stockholders are not required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the selection of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the item will be required to approve and ratify the Audit Committee’s selection of Ernst & Young LLP. The Board of Directors unanimously recommends voting “FOR” approval and ratification of such selection. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

EXECUTIVE OFFICERS

As of the Record Date, our executive officers were as follows:

Name	Age	Position
Kevin C. Gorman, Ph.D.	60	Chief Executive Officer and Director
Matthew C. Abernethy	38	Chief Financial Officer
Eric Benevich	52	Chief Commercial Officer
Haig P. Bozigian, Ph.D.	60	Chief Development Officer
Kyle W. Gano, Ph.D.	45	Chief Business Development Officer
Dimitri E. Grigoriadis, Ph.D.	60	Chief Research Officer
Darin M. Lippoldt	52	Chief Legal Officer and Corporate Secretary
Malcolm C. Lloyd-Smith	62	Chief Regulatory Officer
Eiry W. Roberts, M.D.	54	Chief Medical Officer

See above for biographical information concerning Kevin C. Gorman, Ph.D.

Matthew C. Abernethy was appointed Chief Financial Officer in November 2017 and is responsible for leading corporate finance activities and commercial supply chain operations, as well as information technology and investor relations functions at Neurocrine. Mr. Abernethy has nearly 15 years of experience in the financial sector and investor relations with expertise in the healthcare industry. He joined Neurocrine from Zimmer Biomet, where he held various positions from February 2009 to November 2017, including most recently, Vice President, Investor Relations and Treasurer and Vice President of Finance for the Americas and Global Product Engines. He began his career with KPMG LLP and is a certified public accountant. Mr. Abernethy earned bachelor’s degrees in Accounting and Business Administration from Grace College and an MBA from the University of Chicago.

Eric Benevich was appointed Chief Commercial Officer in May 2015 and is responsible for all aspects of commercial development, marketing and sales of the Neurocrine product portfolio. Previously, Mr. Benevich was at Avanir Pharmaceuticals, Inc., from 2005 to 2015, serving most recently as Vice President of Marketing where he was responsible for NUEDEXTA® and commercialization of their CNS pipeline. Mr. Benevich has over 20 years of experience in the pharmaceutical industry and previously served in various positions of increasing responsibility at Peninsula Pharmaceuticals Inc., Amgen and AstraZeneca in the sales and marketing of drugs such as Enbrel®, Epogen® and Prilosec®. Mr. Benevich has a BBA in International Business from Washington State University.

Haig P. Bozigian, Ph.D. was appointed Chief Development Officer in December 2006 after having served as Senior Vice President of Pharmaceutical and Preclinical Development. He is responsible for all preclinical development, chemistry manufacturing and controls (CMC) and clinical pharmacology. Dr. Bozigian joined Neurocrine in 1997. With extensive expertise in CNS related new product development, Dr. Bozigian has participated in research and development for approximately 30 years. Prior to joining Neurocrine, Dr. Bozigian served as Director of Pharmaceutical Development at Procyte Corporation, Associate Director of Pharmacokinetics and Drug Metabolism at Sphinx Pharmaceuticals Corporation and as a Clinical Pharmacokineticist at GlaxoSmithKline. Dr. Bozigian earned his B.S. in Microbiology from the University of Massachusetts, his M.S. in Pharmacodynamics and Toxicology from the University of Nebraska Medical Center, and earned his Ph.D. in Pharmaceutical Sciences from the University of Arizona.

Kyle W. Gano, Ph.D. was appointed Chief Business Development Officer in 2011 and is responsible for all business and corporate development activities, including the management of ongoing collaborations with AbbVie, Mitsubishi Tanabe Pharma and Sumitomo Dainippon Pharma. From 2001 to 2011, Dr. Gano held several positions of increasing responsibility at Neurocrine spanning marketing analytics to business development. Dr. Gano received his B.S. in Chemistry from the University of Oregon, B.S. in Biochemistry from the University of Washington, and his Ph.D. in Organic Chemistry and M.B.A in Finance from the University of California, Los Angeles.

Dimitri E. Grigoriadis, Ph.D. became Chief Research Officer in January 2007 and oversees all research functions, including drug discovery, biology and chemistry. Dr. Grigoriadis joined Neurocrine in 1993, established the pharmacology and drug screening groups and was most recently a Neurocrine Fellow and Vice President of Discovery Biology. Prior to joining Neurocrine, he was a Senior Scientist in the Neuroscience group at the DuPont Pharmaceutical Company from 1990 to 1993. Dr. Grigoriadis received his B.Sc. from the University of Guelph in Ontario, Canada, and his M.Sc. and Ph.D. in Pharmacology from the University of Toronto, Ontario, Canada. He conducted his postdoctoral research at the National Institute on Drug Abuse from 1987 to 1990.

Darin M. Lippoldt was appointed Chief Legal Officer and Corporate Secretary in October 2014 and has oversight of all corporate legal matters, intellectual property, compliance, and government relations. Prior to joining Neurocrine, Mr. Lippoldt served as Executive Vice President, General Counsel, and Chief Compliance Officer of Volcano Corporation, a company he joined in 2010. Prior to Volcano, Mr. Lippoldt served as Associate General Counsel at Amylin Pharmaceuticals, Inc. since 2003. He previously practiced corporate and securities law with the law firms of Fulbright & Jaworski LLP and Matthews and Branscomb, P.C. Mr. Lippoldt received a B.B.A. in Finance, an M.A. in International Relations and a J.D. from St. Mary’s University.

Malcolm C. Lloyd-Smith was appointed Chief Regulatory Officer in September 2014 and is responsible for regulatory affairs and quality assurance. Prior to joining Neurocrine, Mr. Lloyd-Smith served at Cadence Pharmaceuticals, Inc. as Senior Vice President, Regulatory Affairs, Quality and Clinical from August 2012 to September 2014, and previously as Senior Vice President, Regulatory Affairs and Quality Assurance from August 2008. Mr. Lloyd-Smith served as Vice President and Head of Global Regulatory Affairs for Elan Pharmaceuticals, Inc. from September 2003 to August 2008, after having served in the United Kingdom as its Vice President, International Regulatory Affairs from March 2002 to August 2003. Previously, Mr. Lloyd-Smith served in various positions of increasing responsibility with DuPont Pharmaceuticals in Germany, Switzerland, USA and UK. Mr. Lloyd-Smith holds a B.Sc. in Pharmacology from the University of Leeds and a M.Sc. in Pharmacological Biochemistry from Hatfield Polytechnic.

Eiry W. Roberts, M.D., was appointed Chief Medical Officer in January 2018 and is responsible for all clinical development and medical affairs activities at Neurocrine. Dr. Roberts has over 25 years of research and development experience in the pharmaceutical industry across all phases of drug development from research through commercialization in multiple therapeutic areas, including neuroscience, inflammation, oncology and metabolic diseases. She joined Neurocrine from Eli Lilly and Company where she held various positions during her tenure, including Vice President, Clinical Pharmacology and Vice President of R&D, BioMedicines Business Unit. Dr. Roberts was the Chair of the Medical Review Committee, where she was responsible for review and approval of all the integrated clinical plans for molecules in the Lilly portfolio. Dr. Roberts was accountable for early clinical development programs across all therapeutic areas within Lilly, as well as registration for new chemical entities and biproducts in Phase III development. During her time at Lilly, Dr. Roberts established a new therapeutic area, which resulted in the development of five potential novel medicines from Phase I through to approval, with two of them successfully receiving regulatory approval. Dr. Roberts also has extensive leadership and business development experience, including the management of strategic alliances, business partnerships and venture capital collaborations. Dr. Roberts is a physician who trained in pharmacology and medicine in the UK, qualifying from the University of London in 1987. Her post-graduate clinical training was in clinical pharmacology and cardiology at St. Bartholomew’s Hospital and the Royal London Hospital.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes Neurocrine’s executive compensation program for 2017 and certain elements of our 2018 program. It provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to the following individuals who are our Named Executive Officers (“NEOs”) for 2017:

•	Chief Executive Officer, Kevin C. Gorman, Ph.D. (1);

•	Former Chief Financial Officer, Timothy P. Coughlin (2);

•	Former President, Chief Operating Officer and interim Chief Financial Officer, David-Alexandrè C. Gros, M.D. (3);

•	Chief Financial Officer, Matthew C. Abernethy (4);

•	Chief Development Officer, Haig P. Bozigian, Ph.D.;

•	Chief Commercial Officer, Eric Benevich; and

•	Former Chief Medical Officer, Christopher F. O’Brien, M.D (5).

(1)	Dr. Gorman also served as our interim Chief Financial Officer from October 19, 2017 until November 29, 2017.
(2)	Mr. Coughlin resigned as our Chief Financial Officer effective February 15, 2017 (the “Resignation Date”), but he will continue to be employed by the Company following the Resignation Date until May 31, 2018 (or such earlier date that Mr. Coughlin and the Company mutually designate).
(3)	Dr. Gros began serving as our President and Chief Operating Officer on January 9, 2017. Dr. Gros was also appointed as our interim Chief Financial Officer effective February 15, 2017. Dr. Gros resigned as our President, Chief Operating Officer and interim Chief Financial Officer effective as of October 19, 2017, but remained employed by the Company until December 31, 2017.
(4)	Mr. Abernethy joined the Company as our Chief Financial Officer on November 29, 2017.
(5)	Dr. O’Brien retired from his role as our Chief Medical Officer on February 15, 2018, but remains as an exclusive consultant to the Company. Eiry W. Roberts, M.D., joined the Company as Chief Medical Officer, effective January 8, 2018.

Executive Summary

Business Overview

We are a company focused on discovering, developing, and commercializing innovative and life-changing pharmaceuticals, in diseases with high unmet medical needs, through our novel R&D platform, focused on neurological and endocrine based diseases and disorders. Our portfolio of products and product candidates is led by INGREZZA® (valbenazine), a vesicular monoamine transporter 2 (VMAT2) inhibitor for the treatment of movement disorders which was approved by the FDA on April 11, 2017 for the treatment of tardive dyskinesia (TD). Our three lead late-stage clinical programs are INGREZZA (valbenazine) for Tourette syndrome, elagolix, a gonadotropin-releasing hormone antagonist for women’s health that is partnered with AbbVie Inc., and opicapone, a highly-selective catechol-O-methyltransferase inhibitor that is an adjunct therapy to preparations of levodopa/DOPA decarboxylase inhibitors for adult patients with Parkinson’s disease and was in-licensed from BIAL – Portela & CA, S.A.

2017 Corporate Performance Highlights

2017 was a year of significant achievement for the Company as we:

•	achieved FDA approval of INGREZZA for the treatment of TD;

•	successfully launched INGREZZA for the treatment of TD;

•	successfully completed a $517.5 million convertible debt offering;

•	expanded our mid-and late-stage pipeline;

•	maintained our strong capital structure; and

•	secured a physical facility that is suitable for our future growth.

Pay for Performance/At Risk Pay

Our executive compensation program is designed to reward achievement of the specific strategic goals that we believe will advance our business strategy and create long-term value for our stockholders. Consistent with our goal of attracting, motivating and retaining a high-caliber executive team, our executive compensation program is designed to pay for performance. We utilize compensation elements that meaningfully align our NEOs’ interests with those of our stockholders to create long-term value. As such, a significant portion of our CEO’s and other executive officers’ compensation is “at-risk,” performance-based compensation, in the form of long-term equity awards, and annual cash incentives that are only earned if we achieve multiple corporate metrics.

CEO 2017 Compensation Mix	All Other NEO 2017 Compensation Mix

Our Compensation Practices

Below are key elements of our compensation program, as well as problematic pay practices that we avoid:

What We Do	What We Don’t Do
✓ Heavily weight our NEO compensation toward “at risk,” performance-based compensation	× Allow for the repricing of stock options without stockholder approval
✓ Use multi-year vesting for all executive officer equity awards	× Pay dividends or dividend equivalents on unearned shares
✓ Have an incentive compensation recoupment, or clawback, policy ✓ Structure our executive compensation program to minimize inappropriate risk-taking	× Permit hedging or other forms of speculative transactions by executive officers, members of management and directors
× Provide single-trigger change in control benefits
✓ Cap annual cash incentives at a maximum payout amount
✓ Select peer companies that we compete with for executive talent, have a similar business and are of similar size as us, and review their pay practices
✓ Solicit advice from the Committee’s independent compensation consultant
✓ Have meaningful stock ownership guidelines for NEOs
✓ Have three or more independent non-employee directors serve on the Committee

Role of the Compensation Committee

As discussed in greater detail below, the Compensation Committee of our Board of Directors (the “Committee”) takes into consideration peer groups, survey data and advice from an independent compensation consultant when setting the compensation structure and compensation philosophy for the Company. The Committee’s complete roles and responsibilities are set forth in a written charter which was adopted by the Board of Directors and is available at www.neurocrine.com. Some of the significant roles and responsibilities of the Committee include:

•	reviewing and, if necessary, revising the compensation philosophy of the Company;

•	reviewing and approving corporate goals and objectives relating to the compensation of the Company’s employees, including executive officers, and evaluating the performance of the Company, and its executive officers, in light of these corporate goals and objectives;

•	reviewing and approving compensation for all executive officers, including perquisite benefits, if any;

•	reviewing and approving all employment agreements for executive officers;

•	reviewing and approving all promotions to executive officer positions and all new hires of executive officers;

•	reviewing director compensation and making recommendations to the Board of Directors;

•	reviewing and approving guidelines for salaries, merit salary increases, cash incentive payments, stock based grants and performance-based stock grants for all non-executive officer employees of the Company;

•	reviewing and approving equity grants to non-employees of the Company, if any;

•	making recommendations to the Board of Directors with regard to equity incentive plans and administering the Company’s equity incentive plans;

•	reviewing and taking into consideration stockholder feedback regarding compensation matters, including our annual “say-on-pay” vote;

•	retaining independent compensation consultant and advisors when appropriate to advise the Committee on compensation policies and plans;

•	complying with requirements established by the SEC, assessing the risks arising from the Company’s compensation policies and taking any actions required as a result thereof;

•	reviewing executive officer compliance with our Stock Ownership Guidelines; and

•	preparing and approving the Compensation Discussion and Analysis to be included as part of the Company’s annual proxy statement.

Committee Actions in Connection with Say-on-Pay Vote

Our Committee is committed to ensuring that our executive compensation program is effective and aligned with our stockholders’ interests and concerns. Accordingly, a critical component of our Committee’s process has been to continue to:

•	review emerging compensation “best practices” in the U.S., with a focus toward companies of similar size; and

•	solicit advice from our Committee’s independent compensation consultant.

In 2017, we sought an advisory vote from our stockholders regarding our executive compensation program and received a 99.5% favorable vote supporting the program. Each year, the Committee considers the results of the advisory vote as it completes its annual review of each pay element and the compensation provided to our NEOs and other executives. Given the significant level of stockholder support, the Committee concluded that our executive compensation program continues to align executive pay with stockholder interests and provides competitive pay that encourages retention and effectively incentivizes performance of talented NEOs and executives. Accordingly, the Committee is determined not to make any significant changes to our programs as a result of the vote. The Committee will continue to consider the outcome of our say-on-pay votes and our stockholders’ views when making future compensation decisions for the NEOs and executives.

Compensation Philosophy and Overall Compensation Determination Process

We believe that in order to create value for our stockholders, it is critical to attract, motivate and retain key executive talent by providing competitive compensation packages. Accordingly, we design our executive compensation programs to attract, motivate and retain executives with the skills and expertise to execute our business plans, and reward those executives fairly over time for actions consistent with creating long-term stockholder value. The market for talented individuals in the life sciences industry is highly competitive and becoming more challenging for employers.

Our compensation philosophy for executive officers provides that cash compensation should be structured such that at least one-third of each executive officer’s total cash compensation, consisting of base salary and target cash incentives, is at risk and dependent upon the Company’s performance. Non-cash long-term equity compensation for executive officers is generally a combination of performance-based and time-based vesting, and is designed to motivate executive officers to increase long-term stockholder value as well as reward and retain key employees. The Committee believes that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.

The implementation of the compensation philosophy is carried out under the supervision of the Committee. The Committee uses the services of an independent compensation consultant who is retained by, and reports directly to, the Committee. Management, under guidelines and procedures approved by the Committee, determines the compensation of our non-executive officer employees.

In the early part of each year, the Committee, without the presence of our Chief Executive Officer, deliberates and makes decisions regarding the base salary, target cash incentives and long-term equity award components of compensation to be awarded to our Chief Executive Officer for the new fiscal year, as well as performance-based compensation payouts for the prior fiscal year. In setting compensation for our other NEOs, the Committee solicits the input of our Chief Executive Officer, who recommends to the Committee the base salary, target cash incentives and long-term equity award components of compensation to be awarded to our NEOs for the new fiscal year, as well as performance-based compensation payouts for the prior fiscal year. The Committee remains solely responsible for making the final decisions on compensation for all of our NEOs. Our NEOs are not present during discussions of their compensation packages nor do they participate in approving any portion of their own compensation packages.

The Chief Executive Officer annually reviews the performance of each NEO (other than himself) and discusses these performance reviews with the Committee. These recommendations reflect his consideration of the market data, the performance of each NEO, internal pay equity among individuals (including qualifications and contributions to meeting our corporate objectives), criticality and scope of job function and our Chief Executive Officer’s extensive industry experience. The Committee reviews and considers the market data, our Chief Executive Officer’s recommendations on specific pay levels for each NEO and Radford’s recommendations on compensation policy determinations for the executive officer group, and also reviews internal pay equity among individuals and positions, criticality and scope of job function, retention risk, Company performance and individual performance (including qualifications and contributions to meeting our corporate objectives), total targeted and historical compensation for each individual NEO and any other factors the Committee determines important. The Committee uses all of these factors to set the compensation of our NEOs at levels that the Committee considers to be competitive and appropriate for each NEO, using the Committee’s professional experience and judgment.

The Committee generally meets at least six times per year. In the first quarter of the year, the performance of each executive officer for the prior year and peer group compensation data are reviewed by the Committee, and base salary adjustments, cash incentive payouts, following year targets and annual equity grants are discussed and approved. Also during the first quarter of the year, Company-wide performance goals for the then current year are finalized by the Committee and the Board of Directors. At mid-year meetings, the Committee reviews the Company’s compensation philosophy, policies and procedures. Meetings in the fourth quarter of the year generally focus on Company goal achievement, selection of the peer group for the following year and the structure of executive officer performance reviews.

Compensation Consultants

The Committee uses the services of an independent compensation consultant who is retained by, and reports directly to, the Committee to provide the Committee with an additional external perspective with respect to its evaluation of relevant market and industry practices. The Committee continued to select Radford, an AON Hewitt Company, as a third-party compensation consultant to assist the Committee in establishing 2017 and 2018 overall compensation levels. Radford conducted analyses and provided advice on, among other things, the appropriate peer group, executive compensation for our executive officers and compensation trends in the life sciences industry.

In weighing its recommendations for executive compensation for the fiscal year 2017, the Committee directed Radford to advise the Committee on both best practices and peer practices when designing and modifying our compensation program for executive officers in order to achieve our objectives. As part of its duties, Radford provided the Committee with the following services with respect to 2017 compensation decisions:

•	carried out a comprehensive review of our peer group for use in making 2017 executive compensation decisions;

•	provided compensation data for the peer group and relevant executive pay survey data and an analysis of the compensation of the Company’s executive officers as compared to this market data;

•	provided a competitive assessment of, and comparison to, incentive design and executive pay program structure based on peer group data;

•	conducted a comprehensive pay for performance assessment;

•	provided recommendations regarding the annual cash incentive and long-term equity incentive program design for 2017;

•	assisted the Committee with the design of 2017 pay programs consistent with the Company’s business strategy and pay philosophy;

•	provided background information and data for 2017 adjustments to the Company’s executive compensation program consistent with good governance practices and the Company’s objectives; and

•	prepared an analysis of the Board’s 2017 compensation program.

The Committee annually assesses whether the work of Radford as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Radford; (ii) the amount of fees the Company paid to Radford as a percentage of the firm’s total revenue; (iii) Radford’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Radford or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee and (vi) any stock of the Company owned by Radford or the individual compensation advisors employed by the firm. The Committee has determined, based on its analysis of the above factors, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to the Company has not created any conflict of interest.

Peer Group

When developing a proposed list of our peer group companies to be used in connection with making compensation decisions for 2017, Radford reexamined our compensation philosophy and peer group and recommended changes to our 2016 peer group company list to reflect our growth, market capitalization and the stage of our commercial development. Radford suggested biopharmaceutical companies that were in late stage pre-commercial (Phase III or recently commercial companies with revenue generally less than $300 million), had market values of approximately one half (0.5x) to two-and-a-half (2.5x) our market capitalization at the time (resulting in a range of between $2 billion to $10 billion in market capitalization) and had headcounts of generally between 50 to 600. Based on these criteria, Radford recommended, and our Committee approved, removing Clovis Oncology, Inc., Novavax, Inc. and Portola Pharmaceuticals, Inc. (which no longer met the criteria described above), Anacor Pharmaceuticals, Inc. and Dyax Corp. (which were acquired since the 2016 peer group company list was approved) and adding ARIAD Pharmaceuticals, Inc., Exelixis, Inc., Ironwood Pharmaceuticals, Inc., Nektar Therapeutics, Seattle Genetics, Inc. and The Medicines Company.

2017 Peer Group. Based on these parameters, in November 2016 our Committee approved the following companies as our peer group for 2017: ACADIA Pharmaceuticals, Inc., Agios Pharmaceuticals, Inc., Alnylam

Pharmaceuticals, Inc., ARIAD Pharmaceuticals, Inc., bluebird bio, Inc., Exelixis, Inc., Intercept Pharmaceuticals, Inc., Ionis Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., Juno Therapeutics, Inc., Kite Pharma, Inc., Nektar Therapeutics, Puma Biotechnology, Inc., Sarepta Therapeutics, Inc., Seattle Genetics, Inc., TESARO, Inc., The Medicines Company and Ultragenyx Pharmaceutical Inc. In determining executive compensation for 2017, the Committee reviewed data from this group of peer companies. At the time of approval of our 2017 peer group, our Company was approximately in the 89th percentile of the peer group for market capitalization and 33rd percentile of the peer group for revenue.

In early 2017, Radford completed an assessment of executive compensation based on the 2017 peer group to inform the Committee’s determinations of executive compensation for 2017. This market data was compiled from multiple sources, including: (i) the 2017 peer group companies’ publicly disclosed information, or public peer data and (ii) data from public biotechnology and pharmaceutical companies in the Radford Global Life Sciences Survey that had market values between $2 billion and $10 billion. The components of the market data were based on the availability of sufficient comparative data for an executive officer’s position. The general survey data and the public peer data, collectively referred to in this proxy statement together as market data, were reviewed by the Committee, with the assistance of Radford, and used as one reference point, in addition to other factors, in setting our executive officers’ compensation.

The Committee generally reviews total direct compensation, comprising both target cash compensation and equity compensation, against the market data described above primarily to ensure that our executive compensation program as a whole is positioned competitively to attract and retain the highest caliber executive officers and that the total direct compensation opportunity for the executive officer group is aligned with our corporate objectives and strategic needs. The Committee does not have a specific target compensation level for the NEOs; rather, the Committee reviews a range of market data reference points (generally at the 25th, 50th and 75th percentiles of the market data) with respect to total direct compensation, total target cash compensation (including both base salary and the target annual cash incentive) and equity compensation (valued based on an approximation of grant date fair value). In making compensation determinations, the Committee considers a variety of factors, which may include market data and a particular executive officer’s experience, overall qualifications and criticality of skills to the future performance of our Company.

2018 Peer Group. In November 2017, when developing a proposed list of our peer group companies to be used in connection with making compensation decisions for 2018, Radford selected primarily recently commercial or commercial biopharmaceutical companies with revenue generally less than $300 million, market values of approximately one half (0.5x) to two-and-a-half (2.5x) our market capitalization at the time (resulting in a range of between $2 billion to $12 billion in market capitalization) and headcounts of generally between 200 to 1,000. Based on these criteria, Radford’s recommendation, and any acquisitions of peer group companies, our Committee removed ARIAD Pharmaceuticals, Inc., Intercept Pharmaceuticals, Inc. and Kite Pharma, Inc. and added Clovis Oncology, Inc., Halozyme Therapeutics, Inc. and Portola Pharmaceuticals, Inc. to the remaining 2017 peers to form the final 2018 list of peer companies.

Components of Executive Compensation

The Committee considers each executive officer’s performance, contribution to Company goals, responsibilities, experience, qualifications, and where in the competitive range the executive officer’s compensation compares to the Company’s identified peer group when determining the appropriate compensation for each executive officer. The Committee considers each component of compensation independently and each component in the context of each executive officer’s total compensation. Compensation for our NEOs currently consists of three key elements that are designed to reward performance in a simple and straightforward manner: base salaries, annual performance-based cash incentives and long-term equity awards, which generally include restricted stock unit awards (“RSUs”) and stock options, which both vest based on continued service over time, and in some years include performance restricted stock units (“PRSUs”), which vest upon achievement of key corporate metrics that we believe will create shareholder value. The purpose and key characteristics of each of these elements are summarized below.

Element	Purpose	Key Characteristics
Base Salary	Designed to compensate competitively at levels necessary to attract and retain qualified executives in the life sciences industry; generally based on the scope of each executive officer’s responsibilities, as well as his/her qualifications, breadth of experience, performance record and depth of applicable functional expertise; established and adjusted to be within the range of the applicable peer group, enabling the Company to attract, motivate, reward and retain highly skilled executives; gives executives a degree of certainty in light of having a majority of their compensation at risk.

Fixed compensation where year-to-year adjustments to each executive officer’s base salary are based upon sustained superior performance, changes in the general level of base salaries of persons in comparable positions within our industry, and the average merit salary increase for such year for all employees of the Company established by the Committee, as well as other factors the Committee judges to be pertinent during an assessment period.

In making base salary decisions, the Committee exercises its judgment to determine the appropriate weight to be given to each of these factors. Adjustments may also be made during the fiscal year for promotions, highly urgent retention reasons, superior performance in response to changed or challenging circumstances, and similar special circumstances.

Element	Purpose	Key Characteristics
Annual Cash Incentives	Motivates executive officers to achieve our short-term strategic plan and milestones that are designed to drive long-term growth and performance while providing flexibility to respond to opportunities and changing market conditions.

Annual cash award based on corporate performance compared to pre-established corporate goals with pre-established target payouts for each executive officer.

The cash incentive program, including corporate goals and target payouts, are reviewed and approved by the Committee annually and may include individual performance targets for each executive officer. The corporate goals are prepared in an interactive process between management and the Board of Directors based on the Company’s business plan and budget for the year. Cash incentive payments are linked to the attainment of overall corporate goals and may include individual performance targets for each executive officer. The Committee establishes the target and maximum potential amount of each executive officer’s cash incentive payment annually.

Long-Term Equity Incentives (RSUs)

Motivates executive officers to achieve our business objectives by tying compensation to the performance of our common stock over the long term; motivates our executive officers to remain with the Company by mitigating swings in incentive values during periods when market volatility impacts our stock price; directly motivate an executive officer to maximize long-term stockholder value and serve as an effective tool for incentivizing and retaining those executive officers who are most responsible for influencing stockholder value.

RSUs generally vest on an annual basis, ratably over four years for executive-level grants; the ultimate value realized varies with our common stock price.
Long-Term Equity Incentives (Stock Options)	Motivates executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long term.

Stock options with an exercise price equal to the fair market value on the date of grant generally vesting monthly over four years for executive-level grants; the ultimate value realized, if any, depends on the appreciation of our common stock price from the date of grant.

Element	Purpose	Key Characteristics
Long-Term Equity Incentives (PRSUs)

Creates a strong link to the Company’s long-term performance, creates an ownership culture and closely aligns the interests of our executive officers with those of our stockholders because the value that the grants deliver are directly dependent on our performance goal attainment.

PRSUs only vest upon achievement of objectively measurable performance goals that focus executives on achieving specific longer-term Company performance goals and increasing stockholder value.
Other Compensation	Provides benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers; certain additional benefits reflect market standards and are reasonable and necessary to attract and/or retain each of our executive officers and allow the executive officers to realize the full benefit of the other elements of compensation we provide.

Executive officers are eligible to participate in the Company’s employee benefit plans on the same terms as all other full-time employees. These plans include medical, dental and life insurance. Additional benefits include disability insurance premiums, an annual physical examination and financial planning services.

The terms of the Company’s 401(k) Savings Plan (the “401(k) Plan”) provide for executive officer and broad-based employee participation on the same general terms. Under the 401(k) Plan, all Company employees are eligible to receive basic matching contributions from the Company that vest three years from date of hire and monthly thereafter.

Element	Purpose	Key Characteristics
Severance and Change in Control Benefits	Serves our retention objectives by helping our NEOs maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of the Company.

Provides protection in the event of a termination of employment under specified circumstances, including following a change in control of the Company as described below under “Potential Payments Upon Termination or Change-in-Control”.

Compensation components for executive officers in the event of a termination by the Company without cause or termination by the executive officer due to constructive termination within six months after the consummation of a change in control include payments for accrued annual base salary, a cash compensation payment, cash compensation for the value of all outstanding stock awards, limited Company-paid health insurance benefits, and any accrued vacation and any accrued benefits under any plans of the Company in which the executive officer is a participant. Eligibility for these benefits requires a signed release agreement by the executive officer.

Certain individuals whose offer letters were entered into in or before 2007, including Dr. Gorman, are entitled to tax gross-ups in the event of a change in control. We have not entered into any new change in control gross-ups for executive officers since 2007, nor does the Company intend to enter into any new agreements containing such gross-ups. Accordingly, Mr. Benevich’s and Mr. Abernethy’s employment agreements do not provide for a tax gross-up.

2017 Executive Compensation Decisions

Base Salary

In February 2017, our Committee reviewed and determined the 2017 base salaries for each of the NEOs as set forth in the table below, except for Dr. Gros’ and Mr. Abernethy’s base salaries, which were determined in connection with their commencement of employment with us. In making these 2017 decisions, the Committee considered the positioning of each individual’s salary as compared to the peer data, as well as the individual’s historical salary levels, our then-current budget for employee salary adjustments and anticipated role and responsibilities for the coming year. Although the Committee does not have a specific target compensation level for each NEO, the NEOs’ salaries are generally within the 25th to 50th percentiles of the peer data.

Executive Officer	2017 Base Salary	% Change from 2016
Kevin C. Gorman, Ph.D	$640,000	8.11%
Timothy P. Coughlin (1)	$310,000	-28.69%
David-Alexandrè C. Gros, M.D.	$525,000	N/A
Matthew C. Abernethy	$420,000	N/A
Haig P. Bozigian, Ph.D.	$408,800	3.49%
Eric Benevich	$410,000	9.04%
Christopher F. O’Brien, M.D.	$501,600	3.00%

(1)	Pursuant to a transition agreement with the Company, Mr. Coughlin’s base salary decreased from $434,700 to $310,000 effective as of the Resignation Date.

Annual Cash Incentives

In February 2017, the Committee approved the Company’s executive officer cash incentive target percentages and performance goals for 2017, with the exception of Dr. Gros’ and Mr. Abernethy’s percentages, which were determined in connection with their commencement of employment with us. The table below sets forth the targets for our Chief Executive Officer and other NEOs for 2017. The target percentage is paid as a percentage of such executive officer’s base salary. For example, if 100% of the Company’s performance goals are achieved for 2017, this would yield our Chief Executive Officer a cash incentive award of 70% of his 2017 base salary.

Executive Officer	Target Percentage of Base Salary
Chief Executive Officer	70%
President/Chief Operating Officer	60%
All Other Executive Officers	50%

In early 2017, the Committee established the corporate goals described below. Our objective corporate goals are directly aligned with our specific strategic goals, including advancing our development programs, our research function, our clinical activities, commercialization activities and certain corporate and financial goals, which we believe will create long-term value for stockholders. The Board of Directors and the Committee did not assign specific relative weightings to the goals for 2017. The maximum corporate achievement for 2017 was 120% of our 2017 corporate goals. In February 2018, the Committee evaluated the accomplishments and performance of the Company against such corporate goals. After its consideration of the Company’s performance, as more specifically described below, the Committee rated our 2017 corporate achievement at 115% of our 2017 corporate goals.

Corporate Goal	Corporate Achievement
Obtain FDA approval for INGREZZA	Approval obtained April 11, 2017

Meet sales revenue goal	Surpassed

Expand product candidate pipeline	In-licensed Phase 3 opicapone Moved second CAH compound into clinical trials Commenced Phase 2b study in Tourette syndrome Completed IND-enabling studies of research compound

Secure facility suitable for future growth	Renewed lease for corporate headquarters

Capital raise	$517.5 million convertible debt offering

Maintained strong capital structure	Achieved

In February 2018, after making these determinations regarding level of corporate performance achieved against the pre-established performance goals, the Committee reviewed and approved corporate cash incentives as set forth in the table below. Dr. Gros was not eligible to receive a cash incentive award because he left the Company prior to the payment date. The Committee may, in its sole discretion, eliminate any individual cash incentive or reduce or increase the amount of compensation payable with respect to any individual cash incentive. The Committee exercised its discretion to increase the amount of individual cash incentives with respect to each of our NEOs for 2017 by paying their cash incentives at the rates noted below due to their significant individual performances related to the Company’s performance.

	2017 Target Annual Cash Incentive		2017 Actual Annual Cash Incentive Paid
Name	% of Base Salary	$	% of Target Annual Cash Incentive	$
Kevin C. Gorman, Ph.D.	70%	$448,000	115%	$515,200
Timothy P. Coughlin (1)	50%	$217,350	115%	$249,952
Matthew C. Abernethy (2)	50%	$19,115	105%	$20,071
Haig P. Bozigian, Ph.D.	50%	$204,400	115%	$235,060
Eric Benevich	50%	$205,000	120%	$246,000
Christopher F. O’Brien, M.D.	50%	$250,800	115%	$288,420

(1)	In determining Mr. Coughlin’s bonus for 2017 the Compensation Committee determined that the contributions made by Mr. Coughlin following the Resignation Date were significantly higher than had been predicted, and therefor Mr. Coughlin’s target bonus at 50% of his salary prior to the Resignation Date, which was $434,700.
(2)	Mr. Abernethy’s award was pro-rated due to his commencement of employment with us in November 2017.

Long-Term Equity Awards

Size of Equity Awards. In determining the size of the total equity compensation opportunity in 2017, the Committee:

•	aimed to have the aggregate target award value result in target total direct compensation at a level that is competitive in the marketplaces in which we compete;

•	focused a larger portion of total direct compensation in the form of long-term and performance-based equity awards intended to drive long-term differentiated value relative to our peers and maximize long-term stockholder value;

•	aimed to structure a substantial portion of equity opportunity in the form of awards that vest based on achievement of performance goals to better align our executives’ long-term compensation opportunity with our stockholders’ interests; and

•	considered the recommendations of Dr. Gorman for the other NEOs.

Equity Award Mix. The Committee determined that the equity awards granted to the NEOs on February 6, 2017 should consist of stock options and time-vesting RSU grants as set forth in the table below. The Committee determined these two types of equity awards provided the appropriate balance of long-term incentives for our executive officers. Specifically, RSUs that vest over time provide tangible value to executive officers and serve as an incentive and retention tool during a difficult operating or volatile business environment, while still being tied to our stockholder value. It is the Committee’s view that stock options are inherently performance oriented because the executive realizes no value from stock options unless and until the Company’s stock price increases over the strike price. The Committee believes it is important to evaluate the equity award mix each year to determine what types of equity awards should be granted.

In setting the mix of the two types of equity awards granted on February 6, 2017, the Committee determined that the equity grants should consist of awards that vest based on continued service over time. The mix between the two types of awards was determined based on market data of the equity award practices of peer group companies provided by the Committee’s consultant. Accordingly, the Committee structured the mix of equity such that the baseline award of options and RSUs would generally deliver value, as determined by the Black-Scholes value of stock options and the value of RSUs as if they were fully vested, to NEOs between approximately the 75th and 90th percentiles.

Executive Officer (1)	Stock Options	RSU – Time Vesting
Kevin C. Gorman, Ph.D.	207,400	33,000
Timothy P. Coughlin (2)	—	—
Haig P. Bozigian, Ph.D.	76,800	10,600
Eric Benevich	76,800	10,600
Christopher F. O’Brien, M.D.	76,800	10,600

(1)	Dr. Gros and Mr. Abernethy received grants in connection with their commencement of employment with us, as further described under “New Hire Awards” below.
(2)	Mr. Coughlin resigned as the Company’s Chief Financial Officer effective February 15, 2017, and pursuant to his Transition Agreement with the Company Mr. Coughlin did not receive a stock grant in 2017.

2017 Award Vesting Criteria. The Committee, in consultation with the independent members of the Board of Directors, determined with respect to the February 6, 2017 equity grants that the use of both stock options which vest monthly, on a pro-rata basis, over a four-year period and RSUs which vest annually, on a pro-rata basis, over a four-year period were the appropriate equity compensation vehicles. The Committee and Board of Directors believe that the long-term equity based compensation awards closely align stockholder and management interests.

New Hire Awards. In connection with his commencement of employment, (i) on February 1, 2017, Dr. Gros was granted an initial stock option to purchase up to 350,000 shares of the Company’s common stock, 25% of which will vest on the first anniversary of the grant date, and the remainder of which will vest in equal monthly installments thereafter over three years and (ii) on February 6, 2017, Dr. Gros was granted an RSU award covering 25,000 shares of the Company’s common stock which vests in equal annual installments over four years. In connection with his commencement of employment, on December 1, 2017, Mr. Abernethy was granted (i) an initial stock option to purchase up to 60,000 shares of the Company’s common stock, 25% of which will vest on the first anniversary of the grant date, and the remainder of which will vest in equal monthly installments thereafter over three years and (ii) an RSU award covering 12,500 shares of the Company’s common stock, 25% of which will vest on each anniversary of the grant date. The Committee and Board of Directors structures the vesting schedules for new hire awards in order to serve as an effective tool for incentivizing and retaining our NEOs.

Retirement Benefits

The Company’s matching contribution to the 401(k) Plan for 2017 was 50% of eligible participant contributions, subject to applicable federal limits. The Company made no additional discretionary contributions to the 401(k) Plan in 2017.

Equity Ownership Guidelines

In March 2014, the Committee approved equity ownership guidelines for our executive officers. The equity ownership guidelines are designed to further align the interests of the executive officers with those of our stockholders by ensuring that our executive officers have a meaningful financial stake in the Company’s long-term success. The equity ownership guidelines establish a minimum equity ownership level by position, with such values determined based on the value of our common stock owned by such persons as of certain measurement dates. All shares directly or beneficially owned by the executive officer, including the net exercisable value of outstanding vested stock options (where the market price of our common stock exceeds the strike price of such option) are included in determining the value of equity owned under our equity ownership guidelines. The equity ownership requirements are as follows:

Chief Executive Officer	3 times base salary
All other executive officers	1 times base salary

New executive officers are granted a five-year period to reach the equity ownership requirements set forth in the guidelines and are expected to make annual progress toward the equity ownership requirements during this five-year period. When an executive officer does not meet the equity ownership requirements set forth in the guidelines, he/she is restricted from selling any held shares until such requirements are met. Additionally, should an executive officer who does not meet the equity ownership requirements choose to exercise a stock option or vest in any RSUs, he or she is required to retain all shares acquired through those transactions, aside from any shares necessary to fulfill such transaction related tax obligations, until full compliance with the equity ownership guidelines is attained.

Annual compliance with the equity ownership guidelines is assessed during the first quarter of each year. As of March 1, 2018, each of our NEOs is in compliance with the equity ownership guidelines.

Equity Trading Policies and Procedures

The Company has policies and procedures to prohibit direct or indirect participation by employees of the Company in transactions involving trading activities in Company common stock which by their aggressive or speculative nature may give rise to an appearance of impropriety. Such prohibited activities would include the purchase of put or call options, or the writing of such options as well as short sales, hedging transactions such as “cashless” collars, forward sales, equity swaps and other related arrangement which may indirectly involve short-sale and any other transactions designed for profit from short-term movement in the Company’s stock price.

To the Company’s knowledge, there were no transactions involving hedging, pledging or margining Company common stock during 2017, nor were there any such transactions as of the Record Date.

The Company also requires executive officers to complete all equity related open-market purchase and sale transactions via a 10b5-1 plan. The 10b5-1 plans typically cover, among other transactions, direct sales and purchases of Company stock, as well as same-day-sales related to option exercises and sales of stock for tax payments upon the vesting of restricted stock units. All 10b5-1 plans are required to have a 90-day waiting period from the election date to the date of the first transaction. Additionally, Company policy restricts the executive officers from amending, canceling, suspending or otherwise modifying any 10b5-1 trading plan subsequent to adoption of the plan.

Compensation Recovery Policy

In February 2017, we adopted a clawback policy, even though the SEC has not yet issued final rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act requirement. Our policy currently provides that, in the event that (i) we are required to prepare an accounting restatement for any fiscal quarter or year due to our material noncompliance with any financial reporting requirement and (ii) it is determined that misconduct contributed to the noncompliance that resulted in the obligation to restate our financial statements, we may take action to recover from any officer whose misconduct contributed to the noncompliance which resulted in the obligation to restate our financial statements, the incentive compensation that was paid or vested to such officer during the twelve-month period preceding the restatement obligation. We will also comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will modify our policy to the extent required by law once the SEC adopts final regulations on the subject.

Tax Considerations

Internal Revenue Code Section 162(m)

Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. Prior to the recent enactment of the Tax Cuts and Jobs Act, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code was not subject to this deduction limitation. Pursuant to the Tax Cuts and Jobs Act, this exception for “performance-based compensation” under Section 162(m) of the Code was repealed, with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided by the Tax Cuts and Jobs Act for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date. As a result, compensation paid to any of our “covered employees” in excess of $1 million per taxable year generally will not be deductible unless among other requirements, it is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief provided by the Tax Cuts and Jobs Act, no assurance can be given that any compensation paid by the Company will be eligible for such transition relief and, therefore, eligible for the “performance-based compensation” exception under Section 162(m) of the Code. The Committee will continue to monitor the applicability of Section 162(m) of the Code to its ongoing compensation arrangements.

Internal Revenue Code Section 409A

Section 409A governs deferred compensation arrangements. The Committee structures our deferred compensation programs with the assistance of our external counsel to be exempt from, or compliant with, Section 409A.

Accounting Considerations

The Company accounts for equity compensation paid to our employees under the FASB ASC Topic 718, which requires us to estimate and record an expense over the service period of the equity award. Our cash compensation is recorded as an expense at the time the obligation is incurred. The accounting impact of our compensation programs are one of many factors that the Committee considers in determining the structure and size of our executive compensation programs.

Risk Analysis of Our Compensation Program

Our Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. As part of its assessment, the Committee considered, among other factors, the allocation of compensation among base salary and short- and long-term compensation, our approach to establishing Company-wide and individual financial, operational and other performance targets, our bonus structure of payouts at multiple levels of performance (including maximum payout caps and payments for performance below target levels) and the nature of our key performance metrics. We believe these practices encourage our employees to focus on sustained, long-term Company growth, which we believe will ultimately contribute to the creation of stockholder value.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table The following table sets forth the compensation paid by the Company for the fiscal years ended December 31, 2015, 2016 and 2017 to the NEOs named below.

Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($)(2)	Bonus ($)(2)	Option Awards ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Kevin C. Gorman, Ph.D.	2015	$575,000	$345,000	$3,225,000	$824,750	$42,217	$5,011,967
Chief Executive Officer	2016	$592,000	$337,440	$2,202,729	$2,114,413	$43,076	$5,289,658
	2017	$640,000	$515,200	$4,929,898	$1,426,920	$44,356	$7,556,374

Timothy P. Coughlin	2015	$422,000	$211,000	$1,720,000	$395,880	$37,005	$2,785,885
Former Chief Financial Officer	2016	$434,700	$195,615	$2,364,830	$1,250,608	$36,058	$4,281,811
	2017	$325,588	$249,952	$—	$—	$34,430	$609,970

Christopher F. O’Brien, M.D.	2015	$472,800	$236,400	$1,612,500	$395,880	$27,105	$2,744,685
Former Chief Medical Officer	2016	$487,000	$243,500	$1,223,514	$1,558,367	$28,211	$3,540,592
	2017	$501,600	$288,420	$1,825,536	$458,344	$29,349	$3,103,249

Haig P. Bozigian, Ph.D.	2015	$381,600	$190,800	$1,397,500	$362,890	$39,024	$2,371,814
Chief Development Officer	2016	$395,000	$197,500	$979,215	$1,104,893	$40,278	$2,716,886
	2017	$408,800	$235,060	$1,825,536	$458,344	$41,694	$2,969,434

Eric Benevich	2015	$218,532	$109,300	$1,648,200	$1,044,500	$221,961	$3,242,493
Chief Commercial Officer	2016	$376,000	$169,200	$831,828	$1,050,908	$62,663	$2,490,599
	2017	$410,000	$246,000	$1,825,536	$458,344	$37,722	$2,977,602

Matthew C. Abernethy	2017	$38,231	$20,071	$2,416,800	$920,000	$394,190	$3,789,292
Chief Financial Officer

David-Alexandrè C. Gros, M.D.	2017	$513,221	$—	$8,200,500	$1,081,000	$1,562,482	$11,357,203
Former President, Chief Operating Officer and interim Chief Financial Officer

(1)	The titles and capacities set forth in the table above are as of March 1, 2018.
(2)	Salary and bonus figures represent amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year(s). Bonuses are awarded pursuant to a bonus program.
(3)	The amounts shown are the full grant date fair value in accordance with Accounting Standards Codification 718-10, Compensation—Stock Compensation (ASC 718). The assumptions used to calculate the grant date fair value of stock awards are set forth under Note 9 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 13, 2018. The grant date fair values of option awards for 2015, 2016 and 2017 (other than Mr. Benevich’s 2015 option award and each of Mr. Abernethy’s and Dr. Gros’ 2017 option award) are based on per share Black-Scholes values of $21.50, $20.19 and $23.77, respectively. Mr. Benevich’s 2015 option awards are based on per share Black-Scholes value of $27.47, Mr. Abernethy’s 2017 option awards are based on per share Black-Scholes value of $40.28 and Dr. Gros’ 2017 option awards are based on per share Black-Scholes value of $23.43.
(4)

The amounts shown are the full grant date fair value in accordance with Accounting Standards Codification 718-10, Compensation—Stock Compensation (ASC 718). The assumptions used to calculate the grant date fair value of stock awards are set forth under Note 9 of the Notes to the Consolidated Financial Statements

included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 13, 2018. The fair values of restricted stock units granted in 2015, 2016 and 2017 are based on the Company’s closing market price per share on the grant date, which was $32.99 for all 2015 grants (other than Mr. Benevich’s grant, for which it was $41.78), and which was $35.99 for all 2016 grants, and which was $43.24 for all 2017 grants (other than Mr. Abernethy’s grant, for which it was $73.60).
(5)	Includes all other compensation as described in the table below.

All Other Compensation Table

Name	Year	401(k) Employer Match	Insurance Premiums (1)	Severance Payments	Inducement Payments	Relocation Expense	Total Other
Kevin C. Gorman, Ph.D.	2015	$7,950	$34,267	$—	$—	$—	$42,217
	2016	$7,950	$35,126	$—	$—	$—	$43,076
	2017	$7,950	$36,406	$—	$—	$—	$44,356

Timothy P. Coughlin	2015	$7,950	$29,055	$—	$—	$—	$37,005
	2016	$7,950	$28,108	$—	$—	$—	$36,058
	2017	$5,850	$28,580	$—	$—	$—	$34,430

Christopher F. O’Brien, M.D.	2015	$7,950	$19,155	$—	$—	$—	$27,105
	2016	$7,557	$20,654	$—	$—	$—	$28,211
	2017	$7,776	$21,573	$—	$—	$—	$29,349

Haig P. Bozigian, Ph.D.	2015	$7,950	$31,074	$—	$—	$—	$39,024
	2016	$7,950	$32,328	$—	$—	$—	$40,278
	2017	$7,950	$33,744	$—	$—	$—	$41,694

Eric Benevich	2015	$6,388	$15,574	$—	$100,000	$100,000	$221,961
	2016	$7,393	$28,454	$—	$—	$26,816	$62,663
	2017	$7,950	$29,772	$—	$—	$—	$37,722

Matthew C. Abernethy	2017	$—	$2,190	$—	$180,000	$212,000	$394,190

David-Alexandrè C. Gros, M.D.	2017	$4,594	$24,482	$1,131,321	$—	$402,085	$1,562,482

(1)	The amounts in this column represent the costs for medical insurance for Company-wide plans, as well as disability insurance premiums and related tax gross-up amounts.

Grants of Plan-Based Awards During the Fiscal Year Ended December 31, 2017

The following table sets forth certain information regarding plan based-awards granted by the Company during the year ended December 31, 2017 to the NEOs below:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Awards ($/Sh)(1)	Grant Date Fair Value (2)
Kevin C. Gorman, Ph.D.	2/6/2017	33,000		$—	$1,426,920
	2/6/2017		207,400	$43.24	$4,929,898

Christopher F. O’Brien, M.D.	2/6/2017	10,600		$—	$458,344
	2/6/2017		76,800	$43.24	$1,825,536

Haig P. Bozigian, Ph.D.	2/6/2017	10,600		$—	$458,344
	2/6/2017		76,800	$43.24	$1,825,536

Eric Benevich	2/6/2017	10,600		$—	$458,344
	2/6/2017		76,800	$43.24	$1,825,536

Matthew C. Abernethy	12/1/2017	12,500		$—	$920,000
	12/1/2017		60,000	$73.60	$2,416,800

David-Alexandrè C. Gros, M.D.	2/6/2017	25,000		$—	$1,081,000
	2/1/2017		350,000	$43.24	$8,200,500

Timothy P. Coughlin (3)	—	—	—	—	—

(1)	All options and restricted stock units were granted and approved on the same date with option awards having an exercise price equal to the closing market price of the Company’s common stock on the date of grant. All option awards are time-based awards, which vest monthly, on a pro-rata basis, over four years and have an option term of ten years. These RSUs vest annually, on a pro-rata basis, over a four-year period.
(2)	Reflects the grant date per share Black-Scholes value of $23.77 for option awards and the grant date per share value of $43.24 for restricted stock units, each granted on February 6, 2017 (other than with respect to Dr. Gros’ option award) which was calculated in accordance with ASC 718. The grant date per share Black-Scholes value for Dr. Gros’ option awards and restricted stock units was $23.43 and $43.24, respectively. The grant date per share Black-Scholes value for Mr. Abernethy’s option awards and restricted stock units was $40.28 and $73.60, respectively.
(3)	Mr. Coughlin resigned as the Company’s Chief Financial Officer effective February 15, 2017, and pursuant to his Transition Agreement with the Company Mr. Coughlin did not receive a stock grant in 2017.

Agreements with Named Executive Officers

Kevin C. Gorman, Ph.D. has an employment contract that provides that: (i) Dr. Gorman will serve as the Company’s Executive Vice President and Chief Operating Officer commencing on August 1, 2007 at an initial annual salary of $400,000, subject to annual adjustment by the Board of Directors (subsequent to entering into the employment contract, Dr. Gorman became Chief Executive Officer and his annual base salary for 2017 is $640,000); (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Dr. Gorman is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; and (iv) each year starting in 2007 and continuing for the term of the agreement, Dr. Gorman will be eligible to receive equity awards with the number of shares, vesting terms, and exercise price as shall be determined by the Board of Directors.

Matthew C. Abernethy has an employment contract that provides that: (i) Mr. Abernethy will be entitled to receive an initial base salary of $420,000 per year, subject to future adjustments; (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Mr. Abernethy is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) Mr. Abernethy is eligible to receive equity awards with the number of shares, vesting terms, and exercise price as shall be determined by the Board of Directors; (v) Mr. Abernethy is entitled to receive a one-time cash inducement advance in the amount of $180,000, which will be deemed earned when Mr. Abernethy completes two full years of employment with the Company; and (vi) Mr. Abernethy is entitled to receive relocation benefits, including a one-time cash relocation advance in the amount of $140,000.

Timothy P. Coughlin has an employment contract that provides that: (i) Mr. Coughlin will serve as the Company’s Vice President and Chief Financial Officer commencing on August 1, 2007 at an initial annual salary of $275,000, subject to annual adjustment by the Board of Directors; (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Mr. Coughlin is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; and (iv) each year starting in 2007 and continuing for the term of the agreement, Mr. Coughlin will be eligible to equity awards with the number of shares, vesting terms, and exercise price as shall be determined by the Board of Directors. In late 2016, Mr. Coughlin and the Company entered into a transition agreement that provides that: (i) from December 20, 2016 until February 15, 2017 (the “Resignation Date”), Mr. Coughlin continued to receive his 2016 base salary of $434,700; (ii) from the Resignation Date until May 31, 2018 (or such earlier date that Mr. Coughlin and the Company mutually designate), Mr. Coughlin will remain employed by the Company (the “Employment Termination Date”). During the period between the Resignation Date and the Employment Termination Date (the “Transition Period”), Mr. Coughlin will continue to serve as an employee of the Company as a Vice President, but will no longer have the powers, duties and responsibilities commensurate with the position of Chief Financial Officer. During the Transition Period, Mr. Coughlin will (i) receive a reduced base salary of $310,000; (ii) continue to remain eligible for vacation and other benefits and expense reimbursement pursuant to the terms of his employment agreement; (iii) continue to remain eligible to receive his annual cash incentive bonus payment for 2016, with a target bonus percentage of 50% and a maximum bonus percentage of 60%, as determined by the Board of Directors and/or its Compensation Committee; and (iv) remain eligible to participate in the Company’s cash incentive bonus program for 2017, as determined by the Board of Directors snd/or its Compensation Committee, with a reduced target bonus percentage of 40%. Pursuant to the transition agreement, Mr. Coughlin is not entitled to any further stock awards or equity grants from the Company but any stock awards and equity grants previously granted to Mr. Coughlin will continue to vest and become exercisable during the Transition Period in accordance with their terms. The equity awards previously granted to Mr. Coughlin under the 2011 Plan and then held by him, other than certain performance-based restricted stock units granted to Mr. Coughlin in February 2016 (collectively, the “Covered Awards”), shall continue to vest and become exercisable following the Employment Termination Date, and any such equity award that is a stock option shall remain exercisable until three months following the last vesting date with respect to any of the Covered Awards, but no later than the end of the original full term of such stock option. Except as modified by the transition agreement, Mr. Coughlin’s employment agreement remains in full force and effect until the Employment Termination Date.

Christopher F. O’Brien, M.D. had an employment contract that provided that: (i) Dr. O’Brien served as the Company’s Senior Vice President, Clinical Development and Chief Medical Officer commencing on August 1, 2007 at an initial annual salary of $350,000, subject to annual adjustment by the Board of Directors (Dr. O’Brien’s annual base salary for 2017 is $501,600); (ii) the agreement terminated upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Dr. O’Brien was eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; and (iv) Dr. O’Brien was eligible to receive equity awards with the number of shares, vesting terms, and exercise price as was determined by the Board of Directors. On February 5, 2018, the Compensation Committee approved a consulting arrangement with Dr. O’Brien that became effective February 28, 2018, the date of Dr. O’Brien’s retirement from the Company. Under the consulting arrangement, Dr. O’Brien provides consulting services exclusively to the Company for a minimum period of three years.

Dr. O’Brien will receive $20,000 per quarter as payment for these services. The equity awards previously granted to Dr. O’Brien under the 2011 Plan, other than any performance-based restricted stock units, shall continue to vest and become exercisable during the term of the consulting agreement.

Haig P. Bozigian, Ph.D. has an employment contract that provides that: (i) Dr. Bozigian will serve as the Company’s Senior Vice President, Pharmaceutical and Preclinical Development commencing on August 1, 2007 at an initial annual salary of $260,000, subject to annual adjustment by the Board of Directors (Dr. Bozigian’s annual base salary for 2017 is $408,800); (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Dr. Bozigian is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; and (iv) Dr. Bozigian is eligible to receive stock option awards with the number of shares and exercise price as shall be determined by the Board of Directors.

Eric Benevich has an employment contract that provides that: (i) Mr. Benevich will serve as the Company’s Chief Commercial Officer commencing on May 26, 2015 at an initial annual salary of $365,000, subject to annual adjustment by the Board of Directors (Mr. Benevich’s annual base salary for 2017 is $410,000); (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Mr. Benevich is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; and (iv) Mr. Benevich is eligible to receive stock option awards with the equity awards with the number of shares, vesting terms, and exercise price as shall be determined by the Board of Directors.

Outstanding Equity Awards at Fiscal Year-End. The following table sets forth the outstanding equity awards held by the NEOs at December 31, 2017.

	Option Awards							Stock Awards
Name	Award Grant and Commencement of Vesting Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin C. Gorman, Ph.D.	8/25/2011	250,000	—	—	$5.76	8/25/2021	(4)	—		—	—
	1/12/2012	240,000	—	—	$8.66	1/12/2022	(2)	—		—	—
	1/10/2013	175,000	—	—	$8.65	1/10/2023	(2)	—		—	—
	1/16/2014	171,351	3,649	—	$19.59	1/16/2024	(2)	7,500	(6)	581,925	—
	2/3/2015	106,248	43,752	—	$32.99	2/3/2025	(2)	12,500	(6)	969,875	—
	2/5/2016	50,003	59,097	—	$35.99	2/5/2026	(2)	53,000	(3)	1,338,428	2,773,843
	2/6/2017	43,207	164,193	—	$43.24	2/6/2027	(2)	33,000	(6)	2,560,470	—

Timothy P. Coughlin	1/16/2014	44,206	1,794	—	$19.59	1/16/2024	(2)	3,500	(6)	271,565	—
	2/3/2015	56,665	23,335	—	$32.99	2/3/2025	(2)	6,000	(6)	465,540	—
	2/5/2016	22,228	26,272	—	$35.99	2/5/2026	(2)	28,150	(3)	593,564	1,590,595

Christopher F. O’Brien, M.D.	1/10/2013	62,823	—	—	$8.65	1/10/2023	(2)
	1/16/2014	84,206	1,794	—	$19.59	1/16/2024	(2)	3,500	(6)	271,565	—
	2/3/2015	53,124	21,876	—	$32.99	2/3/2025	(2)	6,000	(6)	465,540	—
	2/5/2016	27,774	32,826	—	$35.99	2/5/2026	(2)	40,100	(3)	744,864	2,366,495
	2/6/2017	15,999	60,801	—	$43.24	2/6/2027	(2)	10,600	(6)	822,454	—

Haig P. Bozigian, Ph.D.	8/25/2011	100,000	—	—	$5.76	8/25/2021	(4)	—		—	—
	1/12/2012	80,000	—	—	$8.66	1/12/2022	(2)	—		—	—
	1/10/2013	60,000	—	—	$8.65	1/10/2023	(2)	—		—	—
	1/16/2014	62,186	1,564	—	$19.59	1/16/2024	(2)	3,250	(6)	252,168	—
	2/3/2015	46,040	18,960	—	$32.99	2/3/2025	(2)	5,500	(6)	426,745	—
	2/5/2016	22,228	26,272	—	$35.99	2/5/2026	(2)	28,150	(3)	593,564	1,590,595
	2/6/2017	15,999	60,801	—	$43.24	2/6/2027	(2)	10,600	(6)	822,454	—

Eric Benevich	6/1/2015	37,503	22,497	—	$41.78	6/1/2025	(1)	25,000	(5)	1,939,750	—
	2/5/2016	18,883	22,317	—	$35.99	2/5/2026	(2)	27,025	(3)	506,275	1,590,595
	2/6/2017	15,999	60,801	—	$43.24	2/6/2027	(2)	10,600	(6)	822,454	—

David-Alexandrè C. Gros, M.D.	2/1/2017	182,318	—	—	$42.55	3/31/2018	(7)	—		—	—
	2/6/17	—	—	—	—	—		12,500	(7)	969,875	—

Matthew C. Abernethy	12/1/2017	—	60,000	—	$73.60	12/1/2027	(1)	12,500	(6)	969,875	—

(1)	Vests monthly over four years, subject to an initial one-year “cliff.”
(2)	Vests monthly over four years.
(3)	Consists of 35,750 Performance Restricted Stock Units (PRSUs) for Dr. Gorman, 30,500 PRSUs for Dr. O’Brien and 20,500 PRSUs each for Mr. Coughlin, Mr. Benevich and Dr. Bozigian. These PRSUs vest upon the Company obtaining positive pivotal data in Tourette syndrome and filing of a NDA for valbenazine in Tourette syndrome. The PRSUs have a limited term of four years to file the NDA. Additionally, Dr. Gorman has 17,250 restricted stock unit (RSU) awards, Dr. O’Brien has 9,600 RSUs, Mr. Coughlin and Dr. Bozigian each have 7,650 RSUs and Mr. Benevich has 6,525 RSUs. These RSUs are time-based and vest annually, on a pro-rata basis over four years.
(4)	Vests monthly over three years.
(5)	Vests after a three-year “cliff” vesting period.
(6)	Vests annually over four years.
(7)	Pursuant to Dr. Gros’ employment agreement dated January 4, 2017, all outstanding stock awards held by Dr. Gros on the date of his termination of employment with the Company on December 31, 2017 were accelerated so that the number of shares which would have vested if Dr. Gros had continued to render services to the Company for 15 months after Dr. Gros’ termination of employment.

Option Exercises and Stock Vested During the Year. The following table sets forth the options exercised and stock awards that vested during fiscal 2017 along with their respective values at December 31, 2017 for the NEOs:

Option Exercises and Stock Vested Table

	Option Awards (1)		Stock Awards (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (4)
Kevin C. Gorman, Ph.D.	85,900	$3,748,207	64,500	$2,699,239
Timothy P. Coughlin	331,000	$14,403,196	37,550	$1,568,712
Christopher F. O’Brien, M.D.	226,927	$11,488,711	38,200	$1,596,709
Haig P. Bozigian, Ph.D.	71,250	$3,157,748	36,800	$1,537,083
Eric Benevich	—	$—	2,175	$93,761
David-Alexandrè C. Gros, M.D.	—	$—	—	$—
Matthew C. Abernethy	—	$—	—	$—

(1)	Information relates to stock option exercises during 2017.
(2)	Information relates to restricted stock units and performance restricted stock units that vested during 2017.
(3)	Calculated by multiplying the number of shares acquired upon exercise of stock options by the difference between the exercise price and the market price of the Company’s common stock at the time of exercise.
(4)	Calculated by multiplying the number of shares acquired upon vesting of restricted stock units by the average price of shares sold for purposes of satisfying federal and state income tax liabilities.

Potential Payments Upon Termination or Change-in-Control. The following tables set forth the potential severance benefits payable to the NEOs in the event of a termination prior to or following a change in control, assuming such event occurred on December 31, 2017:

Potential Payment upon Termination Table*

Name	Salary (1)	Bonus (2)	Accrued Compensation (3)	Stock Awards (4)	Medical (5)	Total
Kevin C. Gorman, Ph.D.	$800,000	$560,000	$69,391	$9,531,862	$45,482	$11,006,735
Timothy P. Coughlin	$387,500	$193,750	$31,280	$2,908,123	$35,760	$3,556,413
Christopher F. O’Brien, M.D.	$501,600	$250,800	$—	$3,188,299	$26,236	$3,966,935
Haig P. Bozigian, Ph.D.	$408,800	$204,400	$43,753	$2,848,348	$36,769	$3,542,070
Eric Benevich	$410,000	$205,000	$21,312	$3,939,200	$36,386	$4,611,898
Matthew C. Abernethy	$420,000	$210,000	$2,694	$302,319	$28,143	$963,156

*	Reflects a termination without cause or due to a constructive termination, or deemed termination, prior to a change in control.
(1)	Based on salary as of December 31, 2017.
(2)	Based on bonus targets established by the Board of Directors for 2017.
(3)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2017.
(4)	The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options and restricted stock units as of December 31, 2017 that would vest in accordance with the executive officers’ employment agreements. Values were derived using the closing price of the Company’s common stock on December 29, 2017 of $77.59.
(5)	Medical is comprised primarily of health insurance premiums for the period specified in each executive officer’s employment contract.

Potential Payment upon Change-in-Control Table*

Name	Severance (1)	Bonus (2)	Accrued Compensation (3)	Stock Awards (4)	Medical (5)	Total
Kevin C. Gorman, Ph.D.	$1,280,000	$896,000	$69,391	$18,484,349	$72,772	$20,802,512
Timothy P. Coughlin	$620,000	$310,000	$31,280	$5,158,972	$57,216	$6,177,468
Christopher F. O’Brien, M.D.	$752,400	$376,200	$—	$9,204,716	$39,353	$10,372,669
Haig P. Bozigian, Ph.D.	$613,200	$306,600	$43,753	$7,803,283	$55,154	$8,821,990
Eric Benevich	$615,000	$307,500	$21,312	$8,681,593	$54,579	$9,679,894
Matthew C. Abernethy	$630,000	$315,000	$2,694	$1,209,275	$42,214	$2,199,183

*	Reflects benefits to be provided upon a termination without cause, or due to a constructive termination, within a specified time following a change-in-control.
(1)	Based on salary as of December 31, 2017.
(2)	Based on bonus targets established by the Board of Directors for 2017.
(3)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2017.
(4)	The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options and restricted stock units as of December 31, 2017 that would vest in accordance with the executive officers’ employment agreements. Values were derived using the closing price of the Company’s common stock on December 29, 2017 of $77.59.
(5)	Medical is comprised primarily of health insurance premiums for the period specified in each executive officer’s employment contract.

Potential Payment upon Termination by Disability Table*

Name	Base Salary (1)	Bonus (2)	Accrued Compensation (3)	Stock Awards (4)	Medical (5)	Total
Kevin C. Gorman, Ph.D.	$800,000	$448,000	$69,391	$9,531,862	$45,482	$10,894,735
Timothy P. Coughlin	$387,500	$155,000	$31,280	$2,908,123	$35,760	$3,517,663
Christopher F. O’Brien, M.D.	$501,600	$250,800	$—	$3,188,299	$26,236	$3,966,935
Haig P. Bozigian, Ph.D.	$408,800	$204,400	$43,753	$2,848,348	$36,769	$3,542,070
Eric Benevich	$410,000	$205,000	$21,312	$3,939,200	$36,386	$4,611,898
Matthew C. Abernethy	$420,000	$210,000	$2,694	$302,319	$28,143	$963,156

*	Reflects a termination due to disability.
(1)	Based on salary as of December 31, 2017.
(2)	Based on bonus targets established by the Board of Directors for 2017.
(3)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2017.
(4)	The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options and restricted stock units as of December 31, 2017 that would vest in accordance with the executive officers’ employment agreements. Values were derived using the closing price of the Company’s common stock on December 29, 2017 of $77.59.
(5)	Medical is comprised primarily of health insurance premiums for the period specified in each executive officer’s employment contract.

Potential Payment upon Termination by Death Table*

Name	Bonus (1)	Accrued Compensation (2)	Stock Awards (3)	Total
Kevin C. Gorman, Ph.D.	$448,000	$69,391	$9,531,862	$10,049,253
Timothy P. Coughlin	$155,000	$31,280	$2,908,123	$3,094,403
Christopher F. O’Brien, M.D.	$250,800	$—	$3,188,299	$3,439,099
Haig P. Bozigian, Ph.D.	$204,400	$43,753	$2,848,348	$3,096,501
Eric Benevich	$205,000	$21,312	$3,939,200	$4,165,512
Matthew C. Abernethy	$210,000	$2,694	$302,319	$515,013

*	Reflects a termination due to death.
(1)	Based on bonus targets established by the Board of Directors for 2017.
(2)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2017 and a one-time additional two-week vacation benefit for eligible employees.
(3)	The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options and restricted stock units as of December 31, 2017 that would vest in accordance with the executive officers’ employment agreements. Values were derived using the closing price of the Company’s common stock on December 29, 2017 of $77.59.

The following is a description of the arrangements under which the NEOs may be entitled to potential payments upon a termination without cause or resignation due to a constructive termination (including following a change-in-control) or upon disability or death. Resignation due to constructive termination may include an executive’s resignation following one or more of the following material adverse changes in the nature of such executive’s employment, as specified in the agreement, which is not cured following notification:

•	a significant reduction in the executive or the executive supervisor’s duties or responsibilities,

•	a material reduction in base salary,

•	material relocation, or

•	material breach of the executive’s employment agreement.

Dr. Gorman is entitled to 1.25 times the amount of his annual base salary and target annual bonus to be paid equally over 15 months, an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 15 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within six months after the consummation of a change of control, Dr. Gorman is entitled to 2 times the amount of his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 24 months following termination. In addition, the Company has agreed to reimburse Dr. Gorman for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control if the total payment exceeds 2.99 times his base amount by more than 15%. In the event of termination due to disability, Dr. Gorman is entitled to 15 months of base salary paid semi-monthly over 15 months, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Gorman in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 15 months following termination. In the event of a termination due to Dr. Gorman’s death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Gorman in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

Mr. Coughlin is entitled to 1.25 times the amount of his annual base salary and target annual bonus to be paid equally over 15 months, an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 15 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within six months after the consummation of a change of control, Mr. Coughlin is entitled to 2 times his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 24 months following termination. In addition, the Company has agreed to reimburse Mr. Coughlin for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control if the total payment exceeds 2.99 times his base amount by more than 15%. In the event of termination due to disability, Mr. Coughlin is entitled to 15 months of base salary paid semi-monthly over 15 months, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Mr. Coughlin in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 15 months following termination. In the event of a termination due to Mr. Coughlin’s death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Mr. Coughlin in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

Dr. O’Brien is entitled to 1.0 times the amount of his annual base salary and target annual bonus to be paid equally over 12 months, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within six months after the consummation of a change of control, Dr. O’Brien is entitled to 1.5 times the amount of his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 18 months following termination. In addition, the Company has agreed to reimburse Dr. O’Brien for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control if the total payment exceeds 2.99 times his base amount by more than 15%. In the event of termination due to disability, Dr. O’Brien is entitled to 12 months of base salary paid semi-monthly over 12 months, a lump sum amount equal to his target annual bonus multiplied by a fraction of the numerator of which is the number of full months of employment by Dr. O’Brien in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination. In the event of a termination due to Dr. O’Brien’s death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. O’Brien in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

Dr. Bozigian is entitled to 1.0 times the amount of his annual base salary and target annual bonus to be paid equally over 12 months, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within six months after the consummation of a change of control, Dr. Bozigian is entitled to 1.5 times the amount of his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 18 months following termination. In addition, the Company has agreed to reimburse Dr. Bozigian for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control if the total payment exceeds 2.99 times his base amount by more than 15%. In the event of termination due to disability, Dr. Bozigian is entitled to 12 months of base salary paid semi-monthly over 12 months, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Bozigian in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination. In the event of a termination due to Dr. Bozigian’s death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Bozigian in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

Mr. Benevich is entitled to 1.0 times the amount of his annual base salary and target annual bonus to be paid equally over 12 months, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within six months after the consummation of a change of control, Mr. Benevich is entitled to 1.5 times the amount of his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 18 months following termination; provided, however, in the event such payment to Mr. Benevich after a change of control is subject to a “best-after-tax” provision. The best-after-tax provision provides that if the change of control payment due to Mr. Benevich would be subject to the excise tax provisions of Section 280G of the Internal Revenue Code, the Company may reduce the change of control payments to Mr. Benevich if, after all applicable taxes, the final payments would be larger than if the change of control payments were not reduced and therefor subject to an excise tax. In the event of termination due to disability, Mr. Benevich is entitled to 12 months of base salary paid semi-monthly over 12 months, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Mr. Benevich in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination. In the event of a termination due to Mr. Benevich’s death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Mr. Benevich in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

Mr. Abernethy is entitled to 1.0 times the amount of his annual base salary and target annual bonus to be paid equally over 12 months, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within six months after the consummation of a change of control, Mr. Abernethy is entitled to 1.5 times the amount of his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 18 months following termination; provided, however, in the event such payment to Mr. Abernethy after a change of control is subject to a “best-after-tax” provision. The best-after-tax provision provides that if the change of control payment due to Mr. Abernethy would be subject to the excise tax provisions of Section 280G of the Internal Revenue Code, the Company may reduce the change of control payments to Mr. Abernethy if, after all applicable taxes, the final payments would be larger than if the change of control payments were not reduced and therefor subject to an excise tax. In the event of termination due to disability, Mr. Abernethy is entitled to 12 months of base salary paid semi-monthly over 12 months, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Mr. Abernethy in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination. In the event of a termination due to Mr. Abernethy’s death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Mr. Abernethy in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

Dr. Gros, in connection with the end of his employment with the Company on December 31, 2017, received 1.25 times the amount of his annual base salary and target annual bonus, to be paid equally over 15 months, an acceleration of unvested shares that would have vested over the 15 continuous months after the date of the end of his employment, and payment of COBRA benefits to continue then-current coverage for a period of 15 months following the date of the end of his employment.

CEO PAY RATIO

In order to reflect our employee compensation practices, we have calculated the annual base salary of our median employee while taking only annual base salary into account, as well as the ratio of the base salary of our CEO as compared to the annual base salary of such median employee. In calculating the annual base salary of our median employee we used the applicable methodology listed above. For fiscal 2017, the median of the annual base salary of our employees (other than our CEO) was $127,000, and the annual base salary of our CEO, Kevin C. Gorman, Ph.D., as reported in the Summary Compensation Table included in this Proxy Statement, was $640,000. Based on this information, the ratio of the annual base salary of our CEO to the median of the annual base salary of all employees (other than the CEO) was approximately 5 to 1.

In addition to the information above, under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO (“CEO Pay Ratio”). To identify our median employee, we used the following methodology:

•	To determine our total population of employees, we included all full-time and part-time as of December 31, 2017.

•	To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s fiscal 2017 base salary (using a reasonable estimate of the hours worked and overtime actually paid during fiscal 2017 for hourly employees and actual salary paid for our remaining employees) and bonuses attributable to fiscal 2017 performance and the grant date fair value of equity awards granted in fiscal 2017 using the same methodology we use for estimating the value of the equity awards granted to our named executive officers and reported in our Summary Compensation Table.

•	In making this determination, we annualized the base salary and target bonus compensation of employees who were employed by us for less than the entire fiscal year.

For fiscal 2017, the median of the annual total compensation of our employees (other than our CEO) was $252,000 and the annual total compensation of our CEO, Kevin C. Gorman, Ph.D., as reported in the Summary

Compensation Table included in this Proxy Statement, was $7,556,374. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 30 to 1.

The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

DIRECTORS COMPENSATION SUMMARY

Non-Employee Director Compensation Philosophy

Our non-employee director compensation philosophy is based on the following guiding principles:

•	Aligning the long-term interests of stockholders and directors; and

•	Compensating directors appropriately and adequately for their time, effort and experience.

The elements of director compensation consist of annual cash retainers and equity awards, as well as customary and usual expense reimbursement in attending Company meetings. In an effort to align the long-term interests of our stockholders and non-employee directors, the mix of cash and equity compensation has historically been, and is currently, weighted more heavily to equity.

In 2016, the Board and the Company’s stockholders approved certain annual limits on compensation to be paid to the Company’s non-employee directors. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director will not exceed $1,250,000 in total value during any year. In addition, the aggregate value of the initial option grant or other similar stock awards granted under the 2011 Plan or otherwise to any individual for service as a non-employee director upon or in connection with his or her initial election or appointment to the Board will not exceed $2,000,000 in total value. The Board has the authority to make exceptions to these limits in extraordinary circumstances, in its discretion, provided that any non-employee director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation. No exceptions were made in 2017.

Each year, our Compensation Committee reviews non-employee director compensation levels with its compensation consultant and recommends to our Board, as it deems appropriate, changes to such compensation levels. Our director compensation for fiscal 2017 is described below.

Non-Employee Director Compensation for Fiscal 2017

Non-employee directors are reimbursed for expenses incurred in connection with performing their duties as directors of the Company. For 2017, directors who are not employees of the Company received a $50,000 annual retainer. The Company provided the Chairman of the Board, William H. Rastetter, an additional $30,000, making his total annual cash retainer $80,000. In addition to the cash compensation set forth above, the Chairman of the Audit Committee received an additional $20,000 annual cash retainer. The Chairman of the Compensation Committee received an additional $20,000 annual cash retainer. The Chairman of the Nominating/Corporate Governance Committee received an additional $9,000 annual cash retainer. The Chairman of the Science and Medical Technology Committee received an additional $9,000 annual cash retainer. Each other director who was a member of the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee or the Science and Medical Technology Committee received an additional annual cash retainer of $12,000, $12,000, $5,000 and $5,000, respectively, for each Committee on which he or she served.

Additionally, for 2017, each non-employee director received a grant of a nonstatutory stock option to purchase 15,000 shares of the Company’s common stock (except that the Chairman of the Board received an option to purchase 18,000 shares) at the 2017 Annual Meeting of Stockholders. The options granted to non-employee directors have exercise prices equal to the fair market value of the Company’s common stock on the date of the grant, are subject to a ten-year term and vest monthly over the one-year period following the date of grant.

The following table sets forth the compensation paid by the Company for the fiscal year ended December 31, 2017 to the directors of the Company named below:

Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total
Kevin C. Gorman, Ph.D. (3)	$—	$—	$—
William H. Rastetter, Ph.D. (4)	$85,000	$531,540	$616,540
Gary A. Lyons (5)	$55,000	$442,950	$497,950
Joseph A. Mollica, Ph.D. (6)	$67,000	$442,950	$509,950
George J. Morrow (7)	$62,000	$442,950	$504,950
Corinne H. Nevinny (8)	$70,000	$442,950	$512,950
Richard F. Pops (9)	$82,000	$442,950	$524,950
Alfred W. Sandrock, Jr., M.D. Ph.D. (10)	$64,000	$442,950	$506,950
Stephen A. Sherwin, M.D. (11)	$71,000	$442,950	$513,950

(1)	Amounts in this column reflect compensation earned in 2017, all of which was paid during 2017.
(2)	The amounts shown represent the full grant date fair value of option awards granted in 2017 as determined pursuant to ASC 718. The assumptions used to calculate the value of such awards are set forth under Note 9 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The grant date fair values of all option awards are based on a per share Black-Scholes value of $29.53.
(3)	During 2017, Dr. Gorman was an employee of the Company, and as such, did not receive any compensation for service on the Board of Directors. As of December 31, 2017, Dr. Gorman had outstanding options to purchase 1,306,500 shares of common stock, and 106,000 outstanding restricted stock units.
(4)	As of December 31, 2017, Dr. Rastetter had outstanding options to purchase 146,000 shares of common stock.
(5)	As of December 31, 2017, Mr. Lyons had outstanding options to purchase 115,000 shares of common stock.
(6)	Dr. Mollica resigned from the Board of Directors in October 2017. As of December 31, 2017, Dr. Mollica had outstanding options to purchase 115,000 shares of common stock.
(7)	As of December 31, 2017, Mr. Morrow had outstanding options to purchase 70,000 shares of common stock.
(8)	As of December 31, 2017, Ms. Nevinny had outstanding options to purchase 115,000 shares of common stock.
(9)	As of December 31, 2017, Mr. Pops had outstanding options to purchase 115,000 shares of common stock.
(10)	As of December 31, 2017, Dr. Sandrock had outstanding options to acquire 70,000 shares of common stock.
(11)	As of December 31, 2017, Dr. Sherwin had outstanding options to purchase 115,000 shares of common stock.

Additional Information

Executive officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among any of the directors, executive officers or key employees of the Company. None of our directors or executive officers has been involved in any of the legal proceedings specified in Item 401(f) of Regulation S-K in the past 10 years.

RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

In accordance with the Company’s Audit Committee Charter, the Company’s Audit Committee is responsible for reviewing and approving the terms and conditions of all related person transactions. In connection with its review, approval or ratification of related person transactions, the Company’s Audit Committee takes into account all relevant available facts and circumstances in determining whether such transaction is in the best interests of the Company and its stockholders. Any transaction that would disqualify a director from meeting the “independent director” standard as defined under the Nasdaq Stock Market rules requires review by the Company’s Audit Committee prior to entering into such transaction. For all other related person transactions the Company reviews all agreements and payments for related person transactions and based on this review, a report is made to the Company’s Audit Committee quarterly disclosing all related person transactions during that quarter, if any. All related person transactions shall be disclosed in the Company’s applicable filings with the SEC as required under SEC rules.

Related Person Transactions During Fiscal 2017

There were no related person transactions during fiscal 2017.

OTHER MATTERS

As of the date of this proxy statement, the Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company, as well as certain brokers, household proxy materials, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If you hold registered shares, you may direct your written request to the Company’s Corporate Secretary at 12780 El Camino Real, San Diego, California 92130 or contact the Company’s Corporate Secretary at 858-617-7600.

Advance Notice Procedures. To be considered for inclusion in next year’s proxy materials, a stockholder must submit his, her or its proposal in writing by December 4, 2018, which is the date that is 120 days prior to the first anniversary of the mailing date of this proxy statement, to the Company’s Corporate Secretary at 12780 El Camino Real, San Diego, California 92130. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement. Stockholders are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Appendix A

NEUROCRINE BIOSCIENCES, INC.

2011 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 21, 2011

APPROVED BY THE STOCKHOLDERS: MAY 25, 2011

AMENDED BY THE STOCKHOLDERS: MAY 23, 2013

AMENDED BY THE STOCKHOLDERS: MAY 22, 2014

AMENDED BY THE STOCKHOLDERS: MAY 28, 2015

AMENDED BY THE STOCKHOLDERS: MAY 20, 2016

AMENDED BY THE STOCKHOLDERS: MAY 22, 2017

AMENDED BY THE STOCKHOLDERS:                 , 2018

TERMINATION DATE: FEBRUARY 20, 2021

1. GENERAL.

(a) Successor to and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan, 2001 Stock Option Plan, 1997 Incentive Stock Plan, 1996 Director Stock Option Plan and 1992 Incentive Stock Plan (together the “Prior Plans”). On the Effective Date, awards will automatically be granted to the Company’s Directors pursuant to the terms of Section 10 of the Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan (the “2011 Automatic Director Awards”). From and following the Effective Date, no additional stock awards shall be granted under the Prior Plans except for the 2011 Automatic Director Awards. From and after the Effective Date, all outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans; provided, however, any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement or are otherwise forfeited prior to issuance of the shares because of the failure to meet a contingency or condition required to vest such shares shall not again become available for issuance under either the Prior Plans or this Plan. Except with respect to the 2011 Automatic Director Awards, all Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive discretionary Awards are Employees, Directors and Consultants. The persons eligible to receive Stock Awards under the Director Grant Program are Eligible Directors.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(e) Section 162(m) Transition Relief. Notwithstanding anything in the Plan to the contrary:

(i) any provision in the Plan that refers to “performance-based compensation” under Section 162(m) of the Code will only apply to any Award that is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act (the “TCJA”) for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date (the “Transition Relief”), as determined by the Board, in its sole discretion, in accordance with the TCJA and any applicable guidance, rulings or regulations issued by the U.S. Department of the Treasury, the Internal Revenue Service or any other governmental authority (collectively, the “TCJA Guidance”) (each such Award, a “162(m) Award”);

(ii) any Award (including any 162(m) Award) that was granted prior to May 24, 2018 will be subject to and governed by the terms of the Plan, as in effect on the date of grant of such Award (or as in effect on the date of any subsequent amendment of the Plan, to the extent applicable, but no later than November 2, 2017 with respect to any 162(m) Award and no later than May 23, 2018 with respect to any Award that is not a 162(m) Award); provided, however, that any such terms which refer to a subsection of Section 162(m) of the Code (or any regulations thereunder) will mean such subsection (or any regulations thereunder) as in effect on December 31, 2017 (or with respect to any Award that is not a 162(m) Award, as amended by the TCJA or any TCJA Guidance and as in effect on January 1, 2018 (or as subsequently amended thereafter), to the extent applicable); and

(iii) any Award (including any 162(m) Award) that is granted on or after May 24, 2018 will be subject to and governed by the terms of the Plan, as in effect on May 24, 2018 (or as in effect on the date of any subsequent amendment of the Plan, to the extent applicable, provided that with respect to any 162(m) Award, no such subsequent amendment will be effective if it would result in such 162(m) Award not being able to qualify for the Transition Relief); provided, however, that (a) with respect to any 162(m) Award, any such terms which refer to a subsection of Section 162(m) of the Code (or any regulations thereunder) will mean such subsection (or any regulations thereunder) as in effect on December 31, 2017, and (b) with respect to any Award that is not a 162(m) Award, any such terms which refer to a subsection of Section 162(m) of the Code (or any regulations thereunder) will mean such subsection (or any regulations thereunder), as amended by the TCJA or any TCJA Guidance and as in effect on January 1, 2018 (or as subsequently amended thereafter), to the extent applicable.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(d). However, the Board may not delegate administration of the Director Grant Program.

(b) Powers of Board. Except with respect to the Director Grant Program, the Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable. However, except as provided in Section 10(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Administration of Director Grant Program. The Board shall have the power, subject to and within the limitations of, the express provisions of the Director Grant Program:

(i) To determine the provisions of each Stock Award to the extent not specified in the Director Grant Program.

(ii) To construe and interpret the Director Grant Program and the Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Director Grant Program or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Director Grant Program fully effective.

(iii) To amend the terms of the Director Grant Program or a Stock Award granted thereunder, except that rights under any such Stock Award granted before amendment of the Director Grant Program shall not be impaired by any amendment of the Director Grant Program unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Director Grant Program.

(d) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan (except the Director Grant Program) to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(e) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are providing Continuous Service to the Company or any of its Subsidiaries who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value pursuant to Section 14(z)(iii) below.

(f) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(g) Cancellation and Re-Grant of Stock Awards. Except in connection with a Corporate Transaction, as provided in Section 10(a) relating to Capitalization Adjustments, or unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event, neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or SARs under the Plan, or (ii) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash, Full Value Awards, or Options or SARs with an exercise price less than the original exercise price of the Options or SARs that are cancelled.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 10(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed nineteen million (19,000,000) shares. For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 8(a). Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued, such expiration or termination shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan.

(c) Limitation on Full Value Awards. The aggregate number of shares of Common Stock that may be issued pursuant to grants of Full Value Awards shall not exceed fifty percent (50%) of the aggregate number of shares of Common Stock available for issuance under this Plan as set forth in Section 3(a), subject to adjustment as provided in Sections 3(b) and 10(a).

(d) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall no longer be available for issuance under the Plan. Also, any shares used to pay the exercise price of a Stock Award or that are withheld in satisfaction of applicable tax withholding obligations shall no longer be available for issuance under the Plan. Any shares repurchased on the open market with the proceeds of the exercise price of a Stock Award shall not again be available for issuance under the Plan.

(e) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be nineteen million (19,000,000) shares of Common Stock.

(f) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of five hundred thousand (500,000) shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year; provided, however that in connection with his or her initial employment, an Employee may be granted such forms of Stock Awards for up to an additional five hundred thousand (500,000) shares of Common Stock which shall not count against such annual limit. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Awards are approved by the Company’s stockholders.

(g) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Company’s regular Annual Meeting for a particular year and ending on the date of the Company’s regular Annual Meeting for the next subsequent year (the “Annual Period”), including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed one million two hundred fifty thousand dollars ($1,250,000) in total value. In addition, the aggregate value of the Initial Award(s) (or other similar stock award(s) granted under the Plan or otherwise to any individual for service as a Non-Employee Director upon or in connection with his or her initial election or appointment to the Board) will not exceed two million dollars ($2,000,000) in total value; for the avoidance of doubt, the aggregate compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to an Annual Period in which such individual is first appointed or elected to the Board shall not exceed the sum of the two preceding limitations in this Section 3(g). The value of any stock awards, for purposes of the limitations described in this Section 3(g), shall be calculated based on the grant date fair value of such stock awards for financial reporting purposes. The limitations in this Section 3(g) shall apply beginning with the

Annual period in which the Company’s 2016 Annual Meeting occurs. The Board may make an exception to the applicable limit in this Section 3(g) for any Non-Employee Director in extraordinary circumstances, as the Board may determine in its discretion, provided that any Non-Employee Director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

(h) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise; provided, however that the Company may not repurchase shares to be used under this Plan to the extent such repurchased shares would exceed the limitation in Section 3(a).

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code. Stock Awards granted under the Director Grant Program in Section 7 may be granted only to Eligible Directors.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or SAR Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the SAR Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the strike price that will be determined by the Board at the time of grant of the SAR. The appreciation distribution in respect to a SAR may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the SAR Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Except as explicitly provided herein, neither an Option nor a SAR may be transferred.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the immediate sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the

Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate immediately upon such Participant’s termination of Continuous Service, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award will be settled by the delivery of shares of Common Stock as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate, including any vesting restrictions.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed five hundred thousand (500,000) shares of Common Stock; provided, however that in connection with his or her initial employment, an Employee may be granted Performance Stock Awards for up to an additional five hundred thousand (500,000) shares of Common Stock which shall not count against such annual limit. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

Dividend equivalents may be credited in respect of shares of Common Stock covered by a Performance Stock Award, as determined by the Board and contained in the Performance Stock Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Performance Stock Award in such manner as determined by the Board. Any additional shares covered by the Performance Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Performance Stock Award Agreement to which they relate, including any vesting contingent upon the attainment during a Performance Period of certain Performance Goals.

(ii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in either event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of shares of Common Stock, Options, or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. INITIAL AND ANNUAL GRANTS TO ELIGIBLE DIRECTORS.

(a) General. The Director Grant Program in this Section 7 provides that Eligible Directors shall receive certain Stock Awards at designated intervals over their period of Continuous Service on the Board. For the avoidance of doubt, all Stock Awards granted the Plan, including any Stock Awards granted under this Section 7, are subject to all the terms and conditions of the Plan, including but not limited to the share reserve limitations of Section 3 and the cancellation and regrant restrictions set forth in Section 2(g).

(b) Eligibility. Stock Awards shall be granted under this Section 7 to all Eligible Directors who meet the criteria specified below.

(c) Director Grants.

(i) Initial Award. At the time a person is first elected or appointed to serve on the Board, provided such person is an Eligible Director, he or she automatically shall, upon the date of his or her initial election or appointment as an Eligible Director, be granted an Option to purchase a number of shares of Common Stock as determined by the Board in its sole discretion, on the terms and conditions set forth in Section 7(d) (each such Option is an “Initial Award”).

(ii) Annual Awards. On the date of each Annual Meeting, commencing with the Annual Meeting in 2012, each person who is then a Eligible Director and who has served as an Eligible Director on the Board for a period of at least six (6) months shall be granted an Option to purchase a number of shares of Common Stock as determined by the Board, in its sole discretion on the terms and conditions set forth in Section 7(d) (each such Option is an “Annual Award”).

(d) Director Option Grant Provisions.

(i) Option Type. Each Option automatically granted under this Section 7 shall be a Nonstatutory Stock Option.

(ii) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(iii) Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(iv) Vesting.

(1) Initial Awards granted pursuant to this Section 7 shall vest monthly with respect to 1/36th of the shares over the three (3) year period following the date of grant, subject to the Eligible Director’s Continuous Service through the applicable vesting dates, so that the Option will be fully vested on the third anniversary of the date of grant.

(2) Annual Awards granted pursuant to this Section 7 shall vest monthly with respect to 1/12th of the shares over the one (1) year period following the date of grant, subject to the Eligible Director’s Continuous Service through the applicable vesting dates, so that the Option will be fully vested on the first anniversary of the date of grant.

(3) Each Option granted pursuant to this Section shall automatically fully accelerate vesting upon a Corporate Transaction, subject to the Eligible Director’s Continuous Service through the date of the Corporate Transaction.

(v) Remaining Terms. The remaining terms and conditions of each Option shall be as set forth in an Option Agreement in the form adopted from time to time by the Board; provided, however, that the terms of such Option Agreement shall be consistent with the terms of the Plan.

8. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

9. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(k) Minimum Vesting. After the Effective Date of the Plan, generally (i) no Full Value Award that vests on the basis of the Participant’s Continuous Service with the Company shall vest at a rate that is any more rapid than ratably over a three (3)-year period and (ii) no Full Value Award that vests based on the satisfaction of Performance Goals shall provide for a Performance Period of less than twelve (12) months. Notwithstanding the foregoing, Full Value Awards may be granted by the Committee after the Effective Date that do not meet the foregoing minimum vesting guidelines, provided that such Awards shall be limited to no more than 5% of the total number of shares reserved for issuance under the Plan.

10. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(e), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(f) and 6(c)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution shall be set by the Board.

(ii) Stock Awards Held by Current Employee and Director Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants that are Employees or Directors and whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Employee and Director Participants”), the vesting of such Stock Awards (and, with respect to Options and SARs, the time when such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is fifteen (15) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(d) Stock Awards Held by Persons other than Current Employee and Director Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Employee and Director Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(e) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(f) Change in Control. A Stock Award may be subject to acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

11. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

12. EFFECTIVE DATE OF PLAN. THIS PLAN SHALL BECOME EFFECTIVE ON THE EFFECTIVE DATE.

13. CHOICE OF LAW. THE LAWS OF THE STATE OF CALIFORNIA SHALL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS PLAN, WITHOUT REGARD TO THAT STATE’S CONFLICT OF LAWS RULES.

14. DEFINITIONS. AS USED IN THE PLAN, THE FOLLOWING DEFINITIONS SHALL APPLY TO THE CAPITALIZED TERMS INDICATED BELOW:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Annual Meeting” means the first meeting of the Company’s stockholders held each calendar year at which Directors of the Company are selected.

(c) “Award” means a Stock Award.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(g) “Cause” shall mean, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant’s attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between Participant and the Company or any statutory duty Participant owes to the Company; or (iv) such Participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company; provided, however, that the action or conduct described in clauses (iii) and (iv) above will constitute “Cause” only if such action or conduct continues after the Company has provided such Participant with written notice thereof and not less than five business days to cure the same.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(d).

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Neurocrine Biosciences, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as

Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board.

(r) “Director Grant Program” means the grant program in effect under Section 7 of the Plan.

(s) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(t) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2011 provided this Plan is approved by the Company’s stockholders at such meeting.

(u) “Eligible Director” means a Director who is not an Employee and is eligible to participate in the Director Grant Program.

(v) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(w) “Entity” means a corporation, partnership, limited liability company or other entity.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(y) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(z) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(aa) “Full Value Award” generally means any Award granted under the Plan, but does not include any Option or a SAR granted pursuant to Section 5 of the Plan.

(bb) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(cc) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(dd) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(ee) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(ff) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(gg) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(hh) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ii) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(jj) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(kk) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ll) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(mm) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(nn) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings, in either case before or after any or all of: interest, taxes, depreciation and amortization, legal settlements or other income (expense), or stock-based compensation, other non-cash expenses and changes in deferred revenue); (ii) total stockholder return; (iii) return on equity or average stockholder’s equity; (iv) return on assets, investment, or capital employed; (v) stock price; (vi) margin (including gross margin); (vii) income (before or after taxes); (viii) operating income; (ix) operating income after taxes; (x) pre-tax profit; (xi) operating cash flow; (xii) sales or revenue targets; (xiii) increases in revenue or product revenue; (xiv) expenses and cost reduction goals; (xv) improvement in or attainment of working capital levels; (xvi) economic value added (or an equivalent metric); (xvii) market share; (xviii) cash flow; (xix) cash flow per share; (xx) cash burn; (xxi) share price performance; (xxii) debt reduction; (xxiii) implementation or completion of projects or processes (including, without limitation, discovery of a pre-clinical drug candidate, recommendation of a drug candidate to enter a clinical trial, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, presentation of studies and launch of commercial plans, compliance programs or education campaigns); (xxiv) customer satisfaction; (xxv) stockholders’ equity; (xxvi) capital expenditures; (xxvii) debt levels; (xxviii) financings; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) employee hiring; (xxxiv) funds from operations; (xxxv) budget management; (xxxvi) strategic partnerships or transactions (including acquisitions, joint ventures or licensing transactions); (xxxvii) engagement of thought leaders and patient advocacy groups; (xxxviii) enhancement of intellectual property portfolio, filing of patent applications and granting of patents; (xxxix) litigation preparation and management; and (xl) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(oo) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the

Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body.

(pp) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(qq) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(rr) “Plan” means this Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan.

(ss) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(tt) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(vv) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(xx) “Securities Act” means the Securities Act of 1933, as amended.

(yy) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(zz) “Stock Appreciation Right Agreement” or “SAR Agreement”) means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock

Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(aaa) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a SAR, a Performance Stock Award or any Other Stock Award.

(bbb) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ccc) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ddd) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Appendix B

NEUROCRINE BIOSCIENCES, INC.

2018 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 6, 2018

APPROVED BY THE STOCKHOLDERS:                , 2018

1.	GENERAL; PURPOSE.

(a)    The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b)    The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	ADMINISTRATION.

(a)    The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine when and how Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)    To designate from time to time which Related Corporations will be eligible to participate in the Plan.

(iii)    To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)    To settle all controversies regarding the Plan and Purchase Rights.

(v)    To amend the Plan at any time as provided in Section 12.

(vi)    To suspend or terminate the Plan at any time as provided in Section 12.

(vii)    Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c)    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references to the Board in this Plan and in any applicable Offering Document will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)    All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a)    Subject to Section 11(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued under the Plan will not exceed three hundred thousand (300,000) shares.

(b)    If any Purchase Right terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)    The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a)    The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)    If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c)    The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.	ELIGIBILITY.

(a)    Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an

Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two (2) years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b)    The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)    the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)    the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii)    the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c)    No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d)    As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)    Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a)    On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b)    The Board will establish one (1) or more Purchase Dates during an Offering on which Purchase Rights granted pursuant to that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c)    In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant pursuant to such Offering, (ii) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iv) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under such Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)    The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i)    an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)    an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)    An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions on or after the Offering Date. To the extent provided in the Offering, a Participant may thereafter decrease (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash or check prior to a Purchase Date.

(b)    During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions without interest. A Participant’s withdrawal from an Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c)    Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.

(d)    Purchase Rights will not be transferable by a Participant except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10. During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.

(e)    Unless otherwise specified in an Offering, the Company will have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a)    On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b)    Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c)    No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date will not be delayed more than twelve (12) months and the Purchase Date will in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.	COVENANTS OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.	DESIGNATION OF BENEFICIARY.

(a)    The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b)    If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the

Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a)    In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)    In the event of a Corporate Transaction, (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue outstanding Purchase Rights or does not substitute similar rights for outstanding Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under such Purchase Rights, and such Purchase Rights will terminate immediately after such purchase.

12.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

(a)    The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements.

(b)    The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)    Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the Adoption Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.	EFFECTIVE DATE OF PLAN.

The Plan will become effective on the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a), materially amended) by the Board.

14.	MISCELLANEOUS PROVISIONS.

(a)    Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)    A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)    The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d)    The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

15.	DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)    “Adoption Date” means February 6, 2018, which is the date the Plan was adopted by the Board.

(b)    “Board” means the Board of Directors of the Company.

(c)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(e)    “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(f)    “Common Stock” means the common stock of the Company.

(g)    “Company” means Neurocrine Biosciences, Inc., a Delaware corporation.

(h)    “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(i)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(j)    “Director” means a member of the Board.

(k)    “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2018, provided that this Plan is approved by the Company’s stockholders at such meeting.

(l)    “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(m)    “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(n)    “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Section 409A of the Code.

(q)    “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(r)    “Offering Date” means a date selected by the Board for an Offering to commence.

(s)    “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(t)    “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(u)    “Plan” means this Neurocrine Biosciences, Inc. 2018 Employee Stock Purchase Plan.

(v)    “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(w)    “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(x)    “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(y)    “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(z)    “Securities Act” means the Securities Act of 1933, as amended.

(aa)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%). For purposes of the foregoing clause (i), the Company will be deemed to “Own” or have “Owned” such securities if the Company, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(bb)    “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed (including, but not limited to, the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto) is open for trading.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com.

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This Proxy is solicited on behalf of the Board of Directors

NEUROCRINE BIOSCIENCES, INC.

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD May 24, 2018

The undersigned stockholder of NEUROCRINE BIOSCIENCES, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 3, 2018, and hereby appoints Kevin C. Gorman and Matthew C. Abernethy, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2018 Annual Meeting of Stockholders of NEUROCRINE BIOSCIENCES, INC. to be held on May 24, 2018 at 10:30 a.m. local time, at the Company’s corporate headquarters located at 12780 El Camino Real, San Diego, California 92130, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT, FOR THE ADVISORY VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2011 EQUITY INCENTIVE PLAN, FOR THE APPROVAL OF THE COMPANY’S 2018 EMPLOYEE STOCK PURCHASE PLAN, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY CONTINUATION, ADJOURNMENT OR POSTPONEMENT THEREOF.

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Continued and to be signed on reverse side

Neurocrine Biosciences, Inc. 12780 EL CAMINO REAL SAN DIEGO, CA 92130

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by Neurocrine Biosciences, Inc. in mailing stockholder communications, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR ALL of the following Directors:		☐	☐	☐

1.	Election of Directors
Nominees

(01) William J. Rastetter, Ph.D. (02) George J. Morrow

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:						For	Against	Abstain

2.	Advisory vote to approve the compensation paid to the Company’s named executive officers.					☐	☐	☐

3.	To approve an amendment to the Company’s 2011 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 17,000,000 to 19,000,000.					☐	☐	☐

4.	To approve the Company’s 2018 Employee Stock Purchase Plan.					☐	☐	☐

5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.					☐	☐	☐

NOTE: Company to transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date